Exhibit 10.3

TRAVELERS TOWER II
26533 EVERGREEN ROAD
SOUTHFIELD, MICHIGAN

LEASE

This Lease is made between Landlord and Tenant hereinafter identified in Sections 1(b) and 1(c) hereof, respectively, and constitutes a Lease between the parties of the “Demised Premises” in the “Building” or “Property”,” as defined in Sections 2.2 and 2.1 hereof, respectively, on the terms and conditions and with and subject to the covenants and agreements of the parties hereinafter set forth.

W I T N E S S E T H :

1.    Basic Lease Provisions.

The following are certain basic lease provisions, which are part of, and in certain instances referred to in subsequent provisions of, this Lease:

(a)	Date of this Lease: December 18, 2014

(b)    Landlord:        Southfield HS Development LLC and
Southfield HS RK LLC as tenants-in-common and each a Michigan limited liability company

(c)    Tenant:        Covisint Corp., a Michigan corporation

(d)    Demised Premises:    33,786 rentable square feet located in Suite 500 which is comprised of the entire fifth (5th) floor of the building known as Travelers Tower II, located at 26533 Evergreen Road, Southfield, Michigan, as more particularly identified in Exhibit “B-1” attached hereto and made a part hereof.

(e)	Commencement
Date:             The Lease shall commence upon the later of (i) May 15, 2015, or (ii) the earlier of (a) 120 days following the date of this Lease or delivery of the Demised Premises to Tenant vacant, free of tenants and in broom clean condition, whichever is later, or (b) Tenant’s occupancy of the Demised Premises for the purpose of conducting Tenant’s business in accordance with Tenant’s Use, as hereinafter defined. The above notwithstanding, the Commencement Date shall not occur prior to the date upon which Landlord’s Work is Substantially Complete in accordance with Section 4 hereof, subject to Tenant Delays.

(f)    Expiration Date:    The last day of the one hundred thirty second (132nd) month             following the Commencement Date

(g)	Basic Rental: Commencing upon the Commencement Date, Tenant shall pay Basic Rental in accordance with Section 5 of this Lease and in amounts set forth in the following schedule:

Lease Year	Annual Basic Rental	Monthly Basic Rental

1*	$565,915.50	$47,159.63
2	$565,915.50	$47,159.63
3	$582,808.50	$48,567.38
4	$599,701.50	$49,975.13
5	$616,594.50	$51,382.88
6	$633,487.50	$52,790.63
7	$650,380.50	$54,198.38
8	$667,273.50	$55,606.13
9	$684,166.50	$57,013.88
10	$701,059.50	$58,421.63
11	$717,952.50	$59,829.38

*Provided Tenant is not in an Event of Default (as hereinafter defined) of this Lease beyond applicable notice, grace and cure periods, Basic Rental shall be abated during the first twelve (12) full calendar months following the Commencement Date.

(h)    Tenant’s Share:     Ten Percent (10%)

(i)    Tenant’s Use:        Office, general administrative offices and all other legal ancillary or related uses incidental thereto.

(j)	Deposit: Forty Seven Thousand One Hundred Fifty Nine and 63/100 Dollars ($47,159.63)

(k)    Tenant’s Address
for Notices:

Prior to Commencement Date:

One Campus Martius, Suite 700
Detroit, Michigan 48226
Attn:    General Counsel

After Commencement Date:

26533 Evergreen Road, Suite 500
Southfield, Michigan 48076
Attn: General Counsel

(l)	Landlord’s Address

for Notices:	Southfield HS Development LLC and
Southfield HS RK LLC, as tenants-in Common
c/o Newmark Grubb Knight Frank
26555 Evergreen Road, Suite 102
Southfield, Michigan, 48076

With a copy to:

Director of Asset Management
Time Equities, Inc.
55 Fifth Avenue, 15th floor
New York, New York 10003

(m)	Brokers: Advocate commercial Real Estate Advisors of Michigan, LLC, Newmark Grubb Knight Frank, and
Time Equities, Inc.

(n)	Holidays: New Year’s Day, Martin Luther King Day, President’s Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving, Christmas.

(o)    The following Exhibits are attached to this Lease and made a part hereof:

“A”    Description of Land and Improvements
“B-1”    Demised Premises
“B-2”    Sixth Floor Refusal Space
“B-3”    Fourth Floor Refusal Space
“C”    Janitorial Services
“D”    Building Rules & Regulations
“E”    Contractor Rules & Regulations
“F”    Intentionally Omitted
“G”     Heating, Ventilation & Air Conditioning Specifications
“H”    Tenant’s Work
“I”    Landlord’s Work
“J”    Reserved Parking Plan
“K”    Form of Non-Disturbance Agreement
“L”    List of Exclusivities

2.    Building and Demised Premises.

2.1    Landlord is the owner of certain land and improvements, more particularly described on Exhibit “A” hereto, at 26533 Evergreen Road, Southfield, Michigan, including a building (hereinafter referred to as the “Building”), consisting of thirteen (13) stories, together with certain interior and exterior common and public areas and facilities, including the parking facilities (hereinafter referred to as the “Common Areas”) as may be designated by Landlord for the use in common by tenants of the Building. The Building and appurtenant Common Areas are hereinafter referred to as the “Development.”

2.2    Subject to the terms, covenants, agreements and conditions herein set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, those certain premises (herein referred to as the “Demised Premises”) designated in Section 1(d) hereof, as shown on the floor plan(s) attached hereto as Exhibit “B-1,” together with the nonexclusive right to use the Common Areas. The square foot area of the Demised Premises, as well as the Building, shall be computed by Landlord’s architect based on the BOMA‑American National Standard Z65.1‑1996.

2.3    Landlord reserves (a) the right from time to time to make changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Demised Premises) and the Development and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators and stairways and other parts of the Building, and to erect, maintain, and use pipes, ducts and conduits in and through the Demised Premises, all as Landlord may reasonably deem necessary or desirable, (b) the right to eliminate, substitute and/or rearrange the Common Areas (which may theretofore have been so designated) as Landlord deems appropriate in its discretion and (c) the right from time to time to construct additional stories onto the Building. Tenant’s nonexclusive right to utilize the Common Areas shall be in common with Landlord, other tenants and occupants of the Building and others to whom Landlord grants such rights from time to time. Except in case of emergency repairs, Landlord’s exercise of its rights under this Section shall not unreasonably interfere with Tenant’s use of or access, ingress or egress to the Demised Premises. Landlord shall give Tenant reasonable advance notice (no less than twenty-four (24) hours except in cases of emergency) before exercising such rights that impact Tenant’s use of the Demised Premises.

2.4    Intentionally Omitted.

2.5    Subject to the terms of this Lease, Landlord grants Tenant rights to utilize any parking areas within the parking deck in the Development on a first come, first served basis for those parking areas not reserved for another tenant. Tenant shall have the non-exclusive right to utilize parking spaces at the Development based upon a ratio of approximately six (6) parking spaces for each one thousand (1,000) square feet of rentable area leased in the Demised Premises, subject to change based on casualty and eminent domain. In no event shall Tenant, its employees, contractors, invitees and/or guests utilize parking spaces in excess of such ratio. Tenant shall also have the exclusive right to utilize fifteen (15) parking spaces at the Development, in the locations identified and more particularly described in Exhibit “J” attached hereto and made a part hereof, subject to reasonable relocation based on casualty or eminent domain.

2.6    Tenant’s use of parking spaces and Common Areas at the Development shall at all times be subject to the rules and regulations annexed to this Lease as Exhibit “D” including modifications thereto from time to time promulgated in writing by Landlord.

2.7    Tenant shall have access to the Demised Premises and parking facilities twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year, including Holidays, except as otherwise provided for herein.

2.8    Landlord represents and warrants to Tenant, as of the date hereof, which representations and warranties are a material inducement to Tenant to enter into this Lease:

(a)    Landlord holds fee simple title to the Demised Premises, the Building and the Development subject to no exceptions or encumbrances which, to the best of Landlord’s knowledge, would impair the Tenant’s use and enjoyment for Tenant’s Use as provided for herein.

(b)    To the best of Landlord’s knowledge, neither Landlord nor the Development is in violation of any deed restrictions, easements or deed covenants of record;

(c)    To the best of Landlord’s knowledge, Tenant’s Use is a legal permitted use at the Development within the applicable zoning code without requirement of a special use permit or other action of the applicable zoning authority;

(d)    The party executing this Lease on behalf of the Landlord has the limited liability company power and authority to do so;

(e)    There is no mortgage or other indebtedness currently encumbering the Development except that certain Mortgage in favor of Goldman Sachs Bank USA;

(f)    To the best of Landlord’s knowledge, all Base Building Systems, as hereinafter defined, serving the Common Areas or the Demised Premises, are in good working order, reasonable wear and tear excepted, and free of material defects and of sufficient capacity to service the Building for its intended use. For the purpose of this Lease, the term “Base Building Systems” shall mean: (i) boilers, hot water piping, hot water pumps and associated equipment, (ii) chillers, chilled water piping, and associated equipment, (iii) supply and return air handling units and associated equipment, (iv) cooling towers, condenser water piping, and associated equipment, (v) Exhaust fans, (vi) domestic water pumps, domestic water risers, domestic hot water heaters (located in penthouse level of the Building), and associated equipment, (vii) sanitary sewer piping serving the Common Areas and the restrooms within the Demised Premises, (viii) fire alarm panel, devices and wiring, (ix) fire sprinkler pumps, piping and heads, (x) electrical switchgear, feeders, and transformers, lighting (including emergency lighting) in the Common Areas, and (xi) elevators.

3.    Term.

3.1    The “Term” of this Lease shall commence on the Commencement Date designated in Section 1(e) hereof and, unless sooner terminated as hereinafter provided, shall end on the “Expiration Date” designated in Section 1(f).

3.2    Landlord shall deliver the Demised Premises to Tenant in accordance with the terms of this Lease within forty-eight (48) hours of the date hereof, subject to Unavoidable Delays, as hereinafter defined. If Landlord, as a result of Unavoidable Delays, cannot deliver possession of the Demised Premises to Tenant as provided for herein, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, and the Expiration Date shall be extended one day for each day after the Commencement Date that Landlord is unable to deliver possession of the Demised Premises. If Landlord is unable to deliver the Demised Premises to Tenant within ninety (90) days of the date hereof, Tenant shall have the option to terminate this Lease upon ten (10) business days’ notice to Landlord, unless Landlord delivers the Demised Premises to Tenant during such ten (10) business day period.

4.    Tenant’s Work.

(a)Landlord shall provide Tenant with an allowance equal to Fifty and 00/100 Dollars ($50.00) per square foot of space in the Demised Premises, currently estimated to be approximately One Million Six Hundred Eighty-Nine Thousand Three Hundred Dollars ($1,689,300) (the “Tenant Improvement Allowance”) to be applied towards the Cost, as hereinafter defined, of the initial improvements to be completed within the Demised Premises by Tenant, as more particularly described in Exhibit “H” (hereinafter referred to as “Tenant’s Work”). For the purposes hereof, “Costs” shall be defined as the hard and soft costs of construction including materials, labor, reasonable general conditions, reasonable contractor’s profit and overhead, architect and engineering design fees, permitting fees and project management fees. Any amount by which the Cost of Tenant’s Work exceeds the Tenant Improvement Allowance shall be borne by Tenant. Notwithstanding the above, Tenant, at Tenant’s sole option, may apply any unused portion of the Tenant Allowance, if applicable, as a credit against Basic Rental by providing written notice to Landlord.

(b)Prior to the performance of Tenant’s Work, Tenant shall submit to Landlord for Landlord’s review and approval detailed plans and specifications therefor (“Tenant’s Plans and Specifications”) created by Tenant’s architect Kraemer Design Group (“Tenant’s Architect”) and substantially in accordance with Exhibit “H”. Tenant agrees that any mechanical, engineering or plumbing design services shall be provided by Landlord’s engineer Peter Basso Associates (“Landlord’s MEP Engineer”) and any structural engineering design services shall be provided by Landlord’s structural engineer (“Landlord’s Structural Engineer”). Tenant shall not proceed with Tenant’s Work until it obtains Landlord’s written approval, which approval shall not be unreasonably withheld or delayed. Landlord shall notify Tenant in writing of any comments or objections to Tenant’s Plans and Specifications within ten (10) business days following receipt, and Tenant shall respond to Landlord’s comments and objections with a revised version of Tenant’s Plans and Specifications which incorporate or otherwise address Landlord’s comments within ten (10) business days of receipt. Tenant shall pay to Landlord, upon demand, all reasonable out-of-pocket costs actually incurred by Landlord in connection with review and approval of Tenant’s Plans and Specifications.

(c)Upon notice to Tenant no later than ten (10) business days after receipt of Tenant’s Plans and Specifications, Landlord may require, as part Landlord’s approval, that Tenant will remove all or part of any fixtures, data & telephone cabling and/or personal property installed as part of Tenant’s Work and attached to or built into the Demised Premises during the term of this Lease. Tenant shall remove any such items required by Landlord pursuant to the preceding sentence from the Demised Premises prior to the expiration of this Lease or surrender of the Demised Premises at Tenant’s sole cost and expense. Upon such removal Tenant shall immediately, and at its expense, repair and restore the Demised Premises to the condition existing prior to installation, reasonable wear and tear excepted, and repair any damage to the Demised Premises due to such removal.

(d)Tenant shall engage Oliver/Hatcher Construction and Development, Inc. (“Oliver/Hatcher”) as its general contractor (“Tenant’s Contractor”) to perform Tenant’s Work. Provided Oliver/Hatcher remains licensed in the State of Michigan as a general contractor and otherwise complies with the requirements imposed by this Lease on Tenant’s contractors, Landlord hereby approves of Oliver/Hatcher as Tenant’s Contractor. Should Tenant elect to use a different general contractor as Tenant’s Contractor, such general contractor shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld or delayed. The selection of any subcontractors working under Tenant’s Contractor shall also be subject to Landlord’s approval, which shall not be unreasonably withheld or delayed. The above notwithstanding, Tenant’s Contractor shall engage Landlord’s subcontractors for any work related to the fire alarm system or HVAC controls.

(e)In performing Tenant’s Work, Tenant agrees to (i) obtain all required permits; (ii) supply Landlord with certificates of insurance from Tenant’s Contractor and all subcontractors performing Tenant’s Work listing Landlord as certificate holder and additional insured and further listing such other additional insured parties as Landlord may designate in its reasonable discretion; (iii) coordinate work with Landlord; (iv) obtain Landlord’s consent, which shall not be unreasonably withheld or delayed at least twenty four (24) hours in advance prior to performing any structural work or work impacting the Building’s operation of base building fire alarm, fire sprinkler, plumbing, façade, roof, or mechanical systems; (v) performing work on the roof of the Building only under the supervision of Building personnel and Landlord’s roofing contractor (and further contracting with Landlord’s roofing contractor for any work or repairs to the roof required in connection with Tenant’s Work); and (vi) perform all Tenant’s Work in a good and workmanlike manner, in compliance with all applicable code requirements which govern the construction of Tenant’s Work, and also in compliance with the Building’s Contractor Rules & Regulations, attached hereto as Exhibit “F”.

(f)Landlord shall deliver the Demised Premises to Tenant, and Tenant shall accept delivery of the same from Landlord, in its “as-is” condition, broom clean, free of tenants and otherwise in accordance with this Lease, except that Landlord shall, at its own cost, perform certain demolition and new work detailed in Exhibit “I” attached hereto and made a part hereof (“Landlord’s Work”). Landlord and Tenant shall agree upon a reasonable schedule for Landlord’s Work which provides for the timely completion of any portions of such Landlord’s Work which must be completed prior to the commencement of any portions of Tenant’s Work, and further provides for the performance of the balance of Landlord’s Work at times and in such a manner as to not unreasonably interfere with Tenant’s Work. Landlord shall not be required to incur overtime costs and expenses in performing such construction and/or installation.

(g)Landlord’s Work shall be deemed completed when Landlord has Substantially Completed the improvements set forth on Exhibit “I” subject only to the completion of details of construction, decorations and mechanical adjustments which do not materially interfere with Tenant’s Work or use of the Demised Premises (“Punch List Items”), and Tenant shall accept the same upon notice from Landlord that such improvements have been completed, subject to completion of the Punch List Items (“Substantial Completion”). As soon as reasonably practicable following Landlord issuing notice of Substantial Completion, but prior to the date upon which Tenant occupies the Demised Premises, Landlord and Tenant shall conduct a walkthrough of the Demised Premises for the purpose of documenting Punch List Items, and Landlord shall thereafter diligently pursue the completion of all Punch List Items.

(h)At Tenant’s sole election, Landlord shall make payments under the Tenant Improvement Allowance either (x) directly to Tenant; or (y) to Tenant’s General Contractor, Tenant’s Architect, or Landlord’s MEP Engineer (collectively, “Tenant’s Representative”). If payment is request directly to Tenant, then such payment will be made within thirty (30) days after Tenant delivers to Landlord a receipt of the paid invoice(s) for any qualifying Costs along with unconditional lien waivers for the work performed to the Demised Premises, provided that at the time of such request, (i) Landlord is able to confirm upon inspection of the Demised Premises, that Tenant’s Work has progressed to a point commensurate with the amount being requested to be disbursed from the Tenant Improvement Allowance, in its reasonable judgment, and (ii) Tenant is in compliance with all terms and conditions of this paragraph and Tenant shall not be in default of any of Tenant’s obligations under this Lease beyond any applicable notice and cure periods contained herein.

(i)The following shall be conditions precedent to Landlord making any payment directly to a Tenant Representative:

1.
Tenant shall deliver to Landlord a true and complete copy of the fully executed contract between Tenant and such Tenant Representative setting forth the scope of work or services, terms and conditions governing payment, and other terms and conditions which are customarily included in agreements with architects, engineers or general contractors (as the case may be) for the renovation of office space on behalf of a Tenant;

2.
Landlord, Tenant and such Tenant Representative, shall have mutually agreed upon and executed a tri-party agreement acknowledging that any payment by Landlord to such Tenant Representative constitutes a payment by Tenant required under its contract with such Tenant Representative in each instance and that such payment by Landlord to such Tenant Representative in no way creates any liability for Landlord with respect to any of the terms and conditions contained in the contract between Tenant and such Tenant Representative. Such tri-party agreement shall further provide that Tenant and Tenant’s Representative each release Landlord from any liability arising out of the terms and conditions of the contract between Tenant and Tenant’s Representative.

3.
Tenant shall make request for each payment by Landlord to a Tenant Representative in writing, which request shall acknowledge that such payment by Landlord, when paid, shall constitutes a disbursement under the Tenant Improvement Allowance.

4.
Any individual request by Tenant that Landlord pay Tenant’s General Contractor directly shall be accompanied by a signed and notarized payment application from Tenant’s General Contractor in the AIA G702 format, which payment application must also be signed and and sealed by Tenant’s Architect and Landlord’s MEP Engineer (if the payment application involves progress payments for work put in place which falls under their respective scopes of design work). Such payment applications shall be accompanied by appropriate lien waivers, backup for general conditions, and subcontractor payment applications in reasonably sufficient detail along with each subcontractor's lien waiver.

5.
Any individual request by Tenant that Landlord pay Tenant’s Architect or Landlord’s MEP Engineer directly shall be accompanied by a reasonably detailed invoice from Tenant’s Architect or Landlord’s MEP Engineer, as the case may be, and in each instance Tenant’s request shall include an acknowledgement that services were rendered as detailed on such invoice in a manner satisfactory to Tenant and in accordance with the requirements of Tenant’s contract with such Tenant Representative.

(j)The above notwithstanding, Landlord shall not be required to make payments to Tenant or any Tenant Representative from the Tenant Improvement Allowance each more than once per thirty (30) days. Further, as condition precedent to paying to Tenant or any Tenant Representative any amount, which, together with amounts previously paid to Tenant or any Tenant Representative, equals the entire Tenant Improvement Allowance, Tenant shall provide copies of all required inspections having been passed and a certificate of occupancy having been issued by the City of Southfield. As additional conditions precedent to Landlord making any payment to Tenant’s General Contractor, which, together with amounts previously paid to Tenant’s General Contractor by Tenant or Landlord under Tenant’s contract with Tenant’s General Contractor to perform Tenant’s Work, equals the entire value of such contract (adjusted to account for any change orders executed between Tenant and Tenant’s General Contractor), Tenant’s General Contractor shall not be in violation of any of the Contractor Rules & Regulations included in Exhibit “E” and Tenant shall provide Landlord with copies of the final unconditional lien waiver from Tenant’s General Contractor and each of its subcontractors.

(k)As compensation for Landlord’s oversight of Tenant’s Work, Tenant shall pay to Landlord, upon demand, a fee in an amount equal to two percent (2%) of the total hard cost of such Tenant Work. Additionally, Tenant shall pay to Landlord, upon demand, amounts to reimburse Landlord for its actual cost related to the provision of Building personnel to operate elevators or otherwise to facilitate Tenant’s Work during times other than Building Hours provided such Building personnel would not otherwise have been working during such times as part of their normal working hours. Tenant shall, upon request, provide Landlord with reasonable evidence of all amounts expended by it for Tenant’s Work (including any “soft costs”).

(l)At Landlord’s option, Landlord shall have the right to deduct any amounts due to Landlord in connection with Tenant’s Work, pursuant to Section 4(b) and Section 4(h) hereof, from the Tenant Improvement Allowance, or the portion then remaining, by providing written notice to Tenant along with reasonable supporting documentation for the amounts being deducted and the impact on the amount of the Tenant Improvement Allowance remaining and available to Tenant thereafter.

5.    Rental.

5.1    Tenant shall pay to Landlord as rental for the Demised Premises the Basic Rental set forth in Section 1(g) hereof, which shall be payable in equal monthly installments in advance, together with the rentals provided for in Section 5.3 hereof.

5.2    The following terms shall have the following meanings.

(a)The term “Expenses” shall mean the actual cost, on an accrual basis, incurred by Landlord with respect to the operation, maintenance, repair and replacement and administration of the Development, including, without limitation or duplication, (1) the costs incurred for air conditioning; mechanical ventilation; heating; cleaning (including janitorial services); rubbish removal; snow removal; plumbing and fixtures; fire protection and suppression, caulking and painting the exterior; roof repairs; Building/Development signage; asphalt and striping and parking deck concrete; general landscaping and maintenance; window washing, elevators, porter and matron services, electric current for the Common Areas; management fees; protection and security services; repairs, replacement, and maintenance; fire, extended coverage, boiler, sprinkler, apparatus, public liability and property damage insurance (including loss of rental income insurance); supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance employees and management staff; accounting and administrative staff; uniforms and working clothes for such employees and the cleaning thereof; expenses imposed pursuant to any collective bargaining agreement with respect to such employees; payroll, social security, unemployment and other similar taxes with respect to such employees and staff; sales, use and other similar taxes; Landlord’s Michigan Business Tax (if applicable), water rates and sewer charges and personal property taxes; public relations and promotions; depreciation of movable equipment and personal property, which is, or should be, capitalized on the books of Landlord, and the cost of movable equipment and personal property, which need not be so capitalized, as well as the cost of maintaining all such movable equipment, and any other costs, charges and expenses which, under generally accepted accounting principles and practices, would be regarded as maintenance and operating expenses, and (2) the cost of any capital improvements made to the Development by Landlord after the 2014 calendar year that reduce other Expenses or made to the Development by Landlord after the 2014 calendar year that are required under any governmental law or regulation that was not applicable to the Development at the time it was constructed, such cost to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the rate of two percent (2%) in excess of the then current “prime rate” published in The Wall Street Journal or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements. Notwithstanding anything to the contrary contained herein, Expenses shall not include the following:

1.Taxes, as defined in Section 5.2(d) hereof;

2.Costs incurred by Landlord to repair damage to the Building or Development or loss resulting from any casualty which Landlord has insured against, to the extent Landlord is reimbursed by insurance proceeds net of applicable deductible, provided the maximum deductible shall not exceed Twenty Five Thousand Dollars ($25,000);

3.Costs incurred by Landlord occasioned by the exercise of right of condemnation or eminent domain to the extent such costs are actually reimbursed by the authority exercising such rights;

4.Leasing commissions, space-planning costs, improvement and renovation costs, allowances, relocation expenses, permitting fees, attorney fees and costs, disbursements, and other expenses incurred in connection with leasing or negotiating with tenants, occupants, prospective tenants, or other prospective occupants of the Development;

5.Legal fees and costs associated arising from violation by Landlord or any tenant of the terms and conditions of any lease for space in the Development excepting actions taken by Landlord related to preserving Tenant’s rights in and to the Common Areas;

6.Income taxes, including Michigan corporate income tax, franchise taxes, transfer taxes, change of ownership taxes, estate taxes, inheritance taxes and capital stock taxes;

7.The cost of initial construction of the Development or of correcting defects relating to the initial construction of the Development, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category;

8.Notwithstanding any contrary provision of this Lease, costs arising from the presence of hazardous materials or substances (as defined by applicable laws in effect on the date of this Lease) in or about the Building or Development, unless the presence of such hazardous materials or substances was introduced or otherwise caused by Tenant or its employees, agents, contractors or invitees;

9.Renovating or otherwise improving, decorating, painting or redecorating leasable or leased space for other tenants or other occupants or vacant leasable space at the Development, other than ordinary maintenance otherwise provided to all tenants or emergency repairs, provided the foregoing shall in no event apply to Common Areas;

10.Costs for which Tenant or tenants reimburse Landlord or pay third parties;

11.Interest, principal, depreciation, and other lender costs and closing costs on any mortgage or mortgages, ground lease payments, or other debt instrument encumbering the Development;

12.Costs incurred to provide services to other tenants of the Development which are not available to Tenant without additional charge;

13.Fees paid to any affiliate or party related to Landlord to the extent the same exceeds the charges for comparable services rendered by unaffiliated third parties of comparable skill, stature and reputation in the same market (it being agreed upon by the parties that only the portion of such fees paid to any affiliate or party related to Landlord in excess of charges for comparable services rendered by unaffiliated third parties of comparable skill, stature and reputation in the same market shall be excluded from Expenses).

14.Costs associated with operation of the business of the ownership of the Development or entity that constitutes Landlord or Landlord’s property manager, as distinguished from the cost of Development operations, including the costs of partnership or corporate accounting and legal matters; defending or prosecuting any lawsuit with any mortgagee, lender, ground landlord, broker, tenant, occupant, or prospective tenant or occupant; selling or syndicating any of Landlord’s interest in the Building; and disputes between Landlord and Landlord’s property manager;

15.Landlord’s general corporate or partnership overhead and general administrative expenses, except as provided for in Section 5.2(a) of the Lease;

16.Compensation paid to clerks, attendants or other persons in any commercial concessions operated by or for Landlord;

17.Advertising and promotional expenditures for the purpose of leasing space at the Development, with the exception of reasonable holiday lighting;

18.The cost of acquiring or leasing any sculpture, painting, or other work of art, in excess of Ten Thousand Dollars ($10,000) during any given Lease Year (it being agreed that the foregoing exclusion from Expenses shall not apply to lobby plants and other reasonable decorations in the Common Areas of the Development);

19.The cost of capital improvements, except as set forth in Section 5.2(a) of the Lease;

20.Any fines or penalties incurred due to violation by Landlord of any governmental rule or authority applicable to the Development;
21.Depreciation and amortization except as otherwise provided for herein;
(b)For any period of time during which the Building is less than one hundred percent (100%) occupied, the Expenses attributable to that period shall be adjusted to equal Landlord’s reasonable estimate of such Expenses had the total Building been occupied and had the total Building been furnished all services.

(c)Landlord shall have the right to aggregate the Expenses relating to the exterior Common Areas serving the Building and the exterior common areas serving the building located at 26555 Evergreen Road, Southfield, Michigan, and allocate such Expenses between the Building and said other building on a reasonable and equitable basis.

(d)The term “Base Expenses” shall mean the Expenses for the 2015 calendar year.

(e)The term “Additional Expenses” shall mean the total dollar increase, if any, over the Base Expenses paid or incurred by Landlord for Expenses in the respective calendar year. Notwithstanding the above, all Controllable Direct Expenses, as hereinafter defined, shall not increase by more than five percent (5%) per annum on a cumulative and compounding basis during the Term of this Lease. For the purposes hereof, Controllable Direct Expenses shall be defined as all Expenses other than:

1.	Utilities (including, but not limited to, natural gas, electric current, water, and sewer charges);

2.	Insurance;

3.	Snow removal;

4.
Disability benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance employees and management staff; expenses imposed pursuant to any collective bargaining agreement with respect to such employees; payroll, social security, unemployment and other similar taxes with respect to such employees and staff;

5.	Sales, use and other similar taxes;

6.	Landlord’s Michigan Business Tax (if applicable);

7.	Personal property taxes; and

8.	The cost of those capital improvements identified in Section 5.2.(a)(2) hereof.

(f)The term “Taxes” shall mean the amount incurred by Landlord of all ad valorem real property taxes and assessments, special or otherwise, levied upon or with respect to the Development, or the rent and additional charges payable hereunder, imposed by any taxing authority having jurisdiction. Taxes shall also include all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real property taxes as revenue sources, and which in whole or in part are measured or calculated by or based upon the Development, the freehold and/or leasehold estate of Landlord or Tenant, or the rent and other charges payable hereunder. Taxes shall include any expenses incurred by Landlord in determining or attempting to obtain a reduction of Taxes.

(g)The term “Base Taxes” shall mean the 2015 real estate tax rate applicable to the Development multiplied by the taxable value of the Development determined by the City of Southfield, Michigan as of December 31, 2014, or as finally determined in the event Landlord appeals such assessment.

(h)The term “Additional Taxes” shall mean the total dollar increase, if any, over the Base Taxes paid or incurred by Landlord for Taxes in the respective calendar year.

(i)The term “Tenant’s Share” shall mean the percentage set forth in Section 1(h) hereof. Tenant’s Share has been computed on the basis of the fraction whose numerator equals the product obtained by multiplying the square foot area of the Demised Premises measured in accordance with Section 2.2 hereof by1.075 with respect to any full floors of the Building included within the Demised Premises and by 1.135 for any partial floors of the Building included within the Demised Premises (such factors being applied in lieu of the square foot area of the Demised Premises containing a proportionate share of the Common Areas) and whose denominator equals the total leasable square foot area of the Building (including the Demised Premises), which equals 337,897 square feet as of the date hereof. In the event the square foot area of the Demised Premises or the leasable square foot area of the Building shall be determined to differ from that utilized in computing Tenant’s Share, Tenant’s Share shall be adjusted accordingly, it being agreed upon by the parties that the square foot area of the Demised Premises identified in Section 1(d) hereof shall not be subject to re-measurement during the Term of this Lease unless there is an expansion or contraction of the Demised Premises pursuant to Sections 11, 13, 36.2 or 43 of this Lease or pursuant to a separate written agreement between the parties providing for such expansion or contraction of the Demised Premises.

5.3    (a)    Tenant shall pay to Landlord as additional rental Tenant’s Share of Additional Expenses and Additional Taxes in the manner and at the times herein provided.

(b)    With respect to Additional Expenses and Additional Taxes, prior to the Commencement Date and prior to the beginning of each calendar year thereafter, or as soon thereafter as practicable, Landlord shall give Tenant notice of Landlord’s estimate of Tenant’s Share of Additional Expenses and Additional Taxes for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts, provided that until such notice is given with respect to the ensuing calendar year, Tenant shall continue to pay the amount currently payable pursuant hereto until after the month such notice is given. If at any time or times (including, without limitation, upon Tenant taking occupancy of the Demised Premises) it appears to Landlord that Tenant’s Share of Additional Expenses or Tenant’s Share of Additional Taxes for the then current calendar year will vary from Landlord’s estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.

(c)    If the Commencement Date of the Lease shall occur on a day other than the first day of a calendar year or if the Expiration Date shall occur on a day other than the last day of a calendar year, Tenant’s Share of Additional Expenses and/or Additional Taxes that is applicable to the calendar year in which such Commencement Date or Expiration Date shall occur shall be prorated on the basis of the number of calendar days within such calendar year as are within the Term.

(d)    Within ninety (90) days after the close of each calendar year, or as soon after such ninety (90) day period as practicable Landlord shall deliver to Tenant a statement prepared by Landlord of Tenant’s Share of Additional Expenses and Additional Taxes, respectively, for such calendar year and such statements shall be final and binding upon Landlord and Tenant, subject to Section 5.3(e) hereof. If on the basis of either of such statements, Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit such excess amount against the next payment(s) due from Tenant to Landlord of Additional Expenses or Additional Taxes, as the case may be or, upon request by Tenant, Landlord shall refund such overpayment to Tenant. If on the basis of such statement, Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement. Tenant’s obligation to pay Tenant’s Share of Additional Expenses and Additional Taxes and Landlord’s obligation to reimburse Tenant for any over payment of same, shall survive the Expiration Date or sooner termination of this Lease.

(e)    Notwithstanding anything to the contrary contained in this Lease, Tenant may, within thirty (30) days after receiving Landlord's statement of Additional Expenses and Additional Taxes, give Landlord written notice ("Review Notice") that Tenant intends to review Landlord's records of the of Additional Expenses and Additional Taxes for that calendar year. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord’s records, such agent must have expertise in and familiarity with general industry practice with respect to the operation of and accounting for a first class office building. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within thirty (30) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "Objection Notice") stating in reasonable detail any objection to Landlord's statement of Operating Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the thirty (30) day period or fails to provide Landlord with a Review Notice within the thirty (30) day period described above, Tenant shall be deemed to have approved Landlord's statement of Additional Expenses and Additional Taxes. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant's Objection Notice. If Landlord and Tenant determine that Additional Expenses and Additional Taxes, for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant or Tenant may demand a refund of such overpayment. Likewise, if Landlord and Tenant determine that Additional Expenses and Additional Taxes for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within thirty (30) days.

5.4    The installment of the Basic Rental provided for in Section 5.1 hereof for the first full month of the Term during which Basic Rental is due shall be paid by Tenant to Landlord upon execution of this Lease. Basic Rental shall be paid to Landlord on or before the first day of each and every successive calendar month in advance after the first month during the Term. In the event the Commencement Date is other than the first day of a calendar month, or the Expiration Date is other than the last day of the calendar month, then the monthly rental for the first and last fractional months of the Term shall be appropriately prorated.

5.5    Tenant shall pay as additional rental any money and charges required to be paid by Tenant pursuant to the terms of this Lease, whether or not the same may be designated “additional rent.”

5.6    Except as above provided, Basic Rental and additional rental shall be paid to Landlord without notice or demand and without deduction or offset, in lawful money of the United States of America at Landlord’s address for notices hereunder or to such other person or at such other place as Landlord may from time to time designate in writing. All amounts payable by Tenant to Landlord hereunder, if not paid within ten (10) calendar days of when due, shall be subject to an administrative late charge of Five Hundred Dollars ($500.00) and shall bear interest from the due date until paid at the rate equal to two percent (2%) in excess of the then current “prime rate” published in The Wall Street Journal. If no such prime rate is published, the prime rate shall be deemed to be ten percent (10%) for all purposes under this Lease.

6.    Other Taxes Payable by Tenant.

In addition to the Basic Rental and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than income taxes and taxes included within Taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Demised Premises or by the cost or value of any leasehold improvements made in or to the Demised Premises by or for Tenant, other than the Improvements, regardless of whether title to such improvements shall be in Tenant or Landlord; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Demised Premises or any portion thereof; and (c) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Demised Premises. In the event that it shall not be lawful for Tenant so to reimburse Landlord, the monthly rental payable to Landlord under this Lease shall be revised to net to Landlord the same rental after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

7.    Use.

7.1    The Demised Premises shall be used only for the purposes of “Tenant’s Use” as set forth in Section 1(i) hereof, and for no other purpose or purposes whatsoever.

7.2    Tenant shall not do or permit to be done in or about the Demised Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of fire insurance policy, or cause a cancellation of any insurance policy covering the Building or the Development or any part thereof or any of its contents, or adversely affect or interfere with any services required to be furnished by Landlord to Tenant, or to any other tenants or occupants of the Building or the Development, or with the proper and economical rendition of any such service. Tenant shall not do or permit anything to be done in or about the Demised Premises which will in any way obstruct or interfere with the rights of other tenants of the Building or the Development, or injure them, or use or allow the Demised Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Demised Premises or commit or suffer to be committed any waste in, on or about the Demised Premises. If anything done, omitted to be done or suffered to be done by Tenant, or kept or suffered by Tenant to be kept in, upon or about the Demised Premises shall cause the rate of fire or other insurance on the Building or the Development in companies acceptable to Landlord to be increased beyond the minimum rate from time to time applicable to the Building or the Development, Tenant shall pay the amount of any such increases. Except for substances in quantities that are customarily used for office purposes, Tenant shall not cause or permit the use, generation, storage or disposal in or about the Demised Premises or the Building or the Development of any substances, materials or wastes subject to regulation under federal, state or local laws from time to time in effect concerning hazardous, toxic or radioactive materials, unless Tenant shall have received Landlord’s prior written consent, which Landlord may withhold or at any time revoke in its sole discretion.

8.    Services.

8.1    Landlord shall maintain the Common Areas including any lobbies, stairs, elevators, corridors and restrooms, together with the windows and exterior walls, roofs, foundations and structure itself of the Building and the mechanical, plumbing and electrical equipment servicing the Building, in good order and condition and in a manner consistent with first class office buildings in the Southfield, Michigan market and, to the extent permitted under Section 5, the cost shall be included in Expenses, except for the repairs due to fire and other casualties (to the extent the cost of such repairs are covered by insurance proceeds) and for the repair of damages occasioned by the intentional acts of Tenant, which Tenant shall pay to Landlord in full.

8.2     Tenant agrees to purchase from Landlord or from a meter company designated by Landlord, all electric current consumed, used or to be used in the Demised Premises, and to pay to Landlord or to a meter company designated by Landlord as Additional Rent therefor pursuant to the terms of this Lease for the supply of electric service at the General Service Rate No. D3 that was published February 6, 2013 (the "Rate") pursuant to which Landlord then purchased electric current from the Public Utility ("Public Utility") supplying a portion of the Building of which the Demised Premises are a part, or if any increase in rates becomes effective during the term of this Lease for similar service by any Public Utility servicing the part of the City where the Building is located; if the Rate or charge (including any adjustments and all applicable taxes) to be paid by Landlord is increased, at any time after, such increase or increases shall be paid by Tenant to Landlord or meter company designated by Landlord, when billed. The amount to be paid by Tenant for current consumed shall be determined by the submeter or submeters on the Demised Premises or to be installed by Landlord at Landlord’s sole costs and billed according to the consumption and demand shown on the submeters which shall be billed based on the Rate. Bills for current consumed shall be rendered by Landlord, or the meter company, to Tenant at such times as Landlord may elect. In the event Tenant is late in the payment of electricity pursuant to this paragraph, beyond any applicable grace period, in any two (2) months out of a twelve month period, Tenant shall deposit with Landlord, or the meter company designated by Landlord, security equal to one month's electricity charges for the Demised Premises as determined by the greatest electricity charge for any one month during the twelve month period immediately preceding the date that the second payment is not made on time in any twelve (12) month period multiplied by three (3) (the “Electric Deposit”). Landlord may, but shall have no obligation to, use, apply or retain all or any portion of the Electric Deposit for payments required under this Section 8.2 or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default of its obligations under this Section 8.2, or to compensate Landlord for any loss or damage which Landlord may suffer thereby under this Section 8.2. If Landlord so uses or applies all or any portion of the Electric Deposit, Tenant shall within ten (10) days after demand therefor deposit cash with Landlord in an amount sufficient to restore the Electric Deposit to the full amount thereof. Landlord shall not be required to keep the Electric Deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations hereunder, the Electric Deposit or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) within forty-five (45) days following the Expiration Date, and after Tenant has vacated the Demised Premises in the condition required hereby. No trust relationship is created herein between Landlord and Tenant with respect to the Deposit.

In the event Tenant is late in the payment of electricity pursuant to this Section 8.2, beyond any applicable notice grace or cure period, in an amount representing such cumulative charges for any four (4) months (indicating that, at the time, Tenant has consumed and been billed for electricity pursuant to this Section 8.2 corresponding to three (3) prior months and, at the time, Tenant has failed to pay these amounts despite being provided notice as required under this Lease, and, at the time, all grace and cure periods applicable to all such amounts have expired), Landlord and the meter company designated by Landlord shall have the right, without incurring any liability of any kind, to terminate providing and furnishing electricity to the Demised Premises upon five (5) days prior written notice.

Any tax now in effect or hereinafter imposed upon Landlord's receipts from the sale or resale of electrical energy to Tenant by any Municipal, State or Federal agency shall be passed on to Tenant and included in the bills of and paid by Tenant to Landlord or meter company designated by Landlord.

In the event that the "submetering" of electric current in the Building containing the Demised Premises is hereafter prohibited by any law hereinafter enacted, or by any order or ruling of the State of Michigan or the City of Southfield, or by any judicial decision of any appropriate court, Tenant will, at the written request of Landlord, apply within twenty (20) days to the appropriate Public Utility servicing the Building containing the Demised Premises for direct electric service, and comply with all rules and regulations of such Public Utility pertinent thereto. Until the Public Utility begins serving the Demised Premises directly, Landlord shall continue to supply such services pursuant to the terms of this Section 8.2. Upon commencement of services directly from the Public Utility, Landlord and/or the meter company theretofore designated by Landlord shall be relieved of any further obligation to furnish electric current to Tenant pursuant to this Section 8.2.

In the event that "submetering" is discontinued and in the event Tenant obtains direct service from the Public Utility servicing the Building containing the Demised Premises, Landlord will at its own cost and expense, furnish and install all risers, service wiring, switches, meter equipment and meters that may be necessary for such installation, and will at its own cost and expense maintain and keep in good repair all such riser, risers, wiring and/or switch or switches, meter equipment and/or meter or meters.

In the event any legislature, or order of the Public Service Commission or any judicial body enacts any law, ruling or regulation to effect the service classification or rate under which Tenant now purchases electric current from Landlord, then and in that event, Tenant will pay as Additional Rent to Landlord or Landlord's designated agent for the use and maintenance of the Building's electric distribution system an amount equal to the Rates or charges hereinabove described and that Rate or charge as set forth by any legislature, order of any government body or any judicial body after the date hereof.

Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric services is changed or is no longer available or suitable for Tenant’s requirements. In no event shall Tenant use or install any fixtures, equipment or machines, the use of which in conjunction with other fixtures, equipment and machines in the Demised Premises, would result in an overload of the electric circuits servicing the Demised Premises or the Building. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the then existing feeders to the Building or the risers or wiring installations serving the Demised Premises. Landlord shall furnish, install and replace, as required, all lighting tubes, lamps, bulbs and ballasts required in the Demised Premises, at Tenant’s sole cost and expense. All lighting tubes, lamps, bulbs and ballasts so installed shall become Landlord’s property upon the Expiration Date or sooner termination of this Lease.

8.3    Landlord shall furnish the Demised Premises with (a) heat, ventilation and air conditioning to the extent required for the occupancy of the Demised Premises to standards of comfort and during such hours in each case as reasonably determined by Landlord for the Building (which hours, until Landlord shall otherwise designate, shall be from 7:00 a.m. to 6:00 p.m. on weekdays and from 7:00 a.m. to 12:00 p.m. on Saturdays; in each case except Holidays (collectively “Business Hours”) or as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, (b) elevator service during Business Hours, and (c) janitorial service in accordance with Exhibit ”C” hereto only to the areas of the Demised Premises used for office purposes Monday through Friday, Holidays excepted , and in the manner that services are furnished in comparable first class office buildings in the area, provided that Landlord shall not provide janitorial services to any portion of the Demised Premises used for other than office purposes such as preparing, dispensing or consumption of food or beverages or as an exhibition area or for storage, shipping room, washroom or similar purposes, or as private restrooms or a shop or for the operation of computer data processing, reproduction, duplicating or similar equipment. In addition, Landlord shall replace all burned out fluorescent (only) tubes, ballasts and starters, and Tenant shall be billed therefor. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved by abated by reason of: (1) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (2) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Demised Premises or to the Building or the Development, or (3) any limitation, curtailment, rationing or restriction on use of water, electricity, steam, gas or any other form of energy serving the Demised Premises or the Building or the Development. Landlord shall use reasonable efforts diligently to remedy any interruption in the furnishing of such services. Notwithstanding the provisions of this Section 8.3, Landlord shall not be required to provide ventilation and air conditioning to the Demised Premises as herein provided if Tenant shall utilize in the Demised Premises heat generating equipment or lighting other than building standard lights which affect the temperature otherwise maintained by the air conditioning system or if the Demised Premises are occupied by a number of persons in excess of the design criteria of the air conditioning system, as set forth Exhibit “G” attached hereto and made a part hereof. Tenant shall do nothing in the Demised Premises which is in violation of Exhibit “G.”

8.4    Tenant shall pay as additional rent the cost of providing all heating, ventilating and air conditioning, including all costs associated with the installation of meters for measuring the same, to the Demised Premises in excess of that required for normal office use or during hours requested by Tenant when heating, ventilating and air conditioning is not otherwise furnished by Landlord. Tenant shall notify Landlord in writing at least twenty‑four (24) hours prior to the time it requires heating, ventilating and air conditioning during periods the same are not otherwise furnished by Landlord. Notwithstanding the foregoing, Landlord shall only be required to provide heating, ventilating and air conditioning to the extent available utilizing the existing equipment servicing the Building and to the extent that Tenant’s load is equal to or greater than the minimum requirement of the Building’s heating or air conditioning systems, as the case may be. The current hourly rate for this service is $90.00, which shall only be subject to change based on the actual increase in utility or labor costs to provide such services.

8.5    Landlord reserves the right to suspend any service when necessary, by reason of Unavoidable Delays (as defined in Section 37 below), accidents or emergencies or for repairs or alterations (“Restorative Work”) which, in Landlord’s reasonable judgment, are necessary or appropriate until such Unavoidable Delay, accident or emergency shall cease or such Restorative Work is completed and Landlord shall not be liable for any interruption, curtailment or failure to supply services. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Demised Premises as a result of any such interruption, curtailment or failure of or defect in such service, or change in the supply, character and/or quantity of electrical service, and to restore any such services, remedy such situation and minimize any unreasonable interference with Tenant’s business. The exercise of any such right or the occurrence of any such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, entitle Tenant to any compensation, abatement or diminution of Basic Rental and additional rent, relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or any Indemnitee (as defined in Section 41 below) by reason of inconvenience to Tenant, or interruption of Tenant’s business, or otherwise. Landlord shall not be liable in any way to Tenant for any failure, defect or interruption of, or change in the supply, character and/or quantity of electric service furnished to the Demised Premises for any reason except if attributable to the gross negligence or willful misconduct of Landlord. The above notwithstanding, if any suspension of services not caused by the negligence or willful misconduct of Tenant or its agents, contractors or invitees materially interferes with Tenant’s Use of the Demised Premises for more than ten (10) consecutive business days, Annual Basic Rental and Additional Expenses shall abate until such services are restored.

8.6    The above notwithstanding, Landlord represents and warrants that the minimum electrical service available to the Demised Premises for lighting and power for receptacles and Tenant’s equipment shall be no less than five (5) watts per square foot.

8.7    Landlord shall provide guard service including a security guard to be stationed in the main lobby of the Building, twenty-four (24) hours a day, seven (7) days per week and a security guard that patrols the parking lot and parking deck during the hours of 5:00 p.m. to 12:00 a.m. Monday through Friday. Additionally, Landlord shall at all times maintain security cameras in quantity and installed at locations reasonably required to monitor the first floor Common Areas and exterior entrances to the Building.

8.8    Landlord shall be obligated to correct any latenet defects in the original design and construction of the Development.

8.9    All services to be provided by Landlord under this Lease shall be performed to a standard consistent with that of other first class office buildings in the Southfield, Michigan market.

9.    Alterations and Repairs. This Article 9 shall not apply to Tenant’s Work to be made by Tenant within the Demised Premises in connection with Tenant’s initial occupancy of the Demised Premises, which are governed by Section 4 hereof.

9.1    Tenant shall not make or suffer to be made any alterations, additions or improvements (collectively “Alterations”) to or of the Demised Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord’s consent. In all cases, Tenant shall, at its sole cost and expense, use Landlord’s HVAC controls and fire alarm contractors for any applicable Alterations and if such Alterations require the services of a professional engineering consultant, Tenant shall engage Landlord’s engineer for such services. All such Alterations shall be performed by contractors and subject to conditions approved by Landlord, which approval shall not be unreasonably withheld or delayed. All such Alterations shall become the property of Landlord upon their installation and/or completion and shall remain on the Demised Premises upon the expiration or termination of this Lease without compensation to Tenant unless Landlord elects by notice to Tenant at the time of approval to have Tenant remove the same, in which event Tenant shall restore the Demised Premises to their condition prior to the installation of such Alterations promptly after surrendering the Demised Premises at the termination of the Lease. Notwithstanding anything herein contained to the contrary, upon the Expiration Date or sooner termination of this Lease, Tenant shall remove all of Tenant’s computer and telecommunications cabling and wires used or installed by Tenant within and servicing the Demised Premises, unless Landlord in its sole discretion, consents to the surrender of all or any portion of such computer and telecommunications cabling and wires as part of the Demised Premises. Tenant shall repair and restore any damage to the Demised Premises or any part of the Building caused by such removal by Tenant.

9.2    Subject to the provisions of Section 9.1 hereof, Tenant shall keep the Demised Premises and every part thereof in good order, condition, and repair, and shall make replacements as needed to maintain the Demised Premises in good order, condition and repair (collectively “Repairs”). All repairs and replacements made by or on behalf of Tenant shall be made and performed in such manner as Landlord may designate, by contractors or mechanics approved by Landlord, such approval not to be unreasonably withheld or delayed, and in accordance with the rules relating thereto annexed to this Lease as Exhibit ”E” and all applicable laws and regulations of governmental authorities having jurisdiction. Tenant shall, subject to the provisions of Section 9.1 hereof, at the end of the term hereof surrender to Landlord the Demised Premises in the same condition as when received, ordinary wear and tear and damage by fire, earthquake, act of God or the elements excepted. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof and no representations respecting the condition of the Demised Premises or the Building have been made by Landlord to Tenant except as expressly set forth in this Lease.

9.3    Tenant shall not employ, or permit the employment of, any contractor, mechanic or laborer, or permit any materials to be delivered to or used in the Building, if, in Landlord’s reasonable judgment, such employment, delivery or use will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building or the Development by Landlord, Tenant or others. If such interference or conflict occurs, upon Landlord’s request, Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building and the Development immediately. Tenant shall require that any of its contractors comply with the rules and regulations as set forth in Exhibit “E” attached hereto and made a part hereof.

9.4    Tenant shall pay to Landlord, upon demand, all out-of-pocket costs actually incurred by Landlord in connection with Tenant’s Alterations, including costs incurred in connection with (a) Landlord’s review of the Alterations (including review of requests for approval thereof) and (b) the provision of Building personnel during the performance of any alteration, to operate elevators or otherwise to facilitate Tenant’s Alterations during non-Business Hours provided such Building personnel would not have otherwise been working during such times as part of their normal working hours.

If any such Alterations to the Demised Premises consented to by Landlord shall, at Tenant’s request, be made by Landlord for Tenant’s account, Tenant shall reimburse Landlord for the actual cost thereof (including an administrative/supervision charge equal to three percent (3%) of the total hard and soft cost of the Alterations) as the work proceeds within thirty (30) days after receipt of statements therefor. If any such Alternations to the Demised Premises consented to by Landlord shall be made by Tenant’s contractors as provided for in this Section 9, and such Alterations cost more than Twenty Five Thousand Dollars ($25,000), Tenant shall pay to Landlord, upon demand, an administrative fee in an amount equal to three percent (3%) of the total cost of such Alterations. Tenant shall, upon request, provide Landlord with reasonable evidence of all amounts expended by it for Alterations (including any “soft costs”).

9.6    Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to perform any Alterations the cost of which is Twenty Five Thousand Dollars ($25,000) or less and any minor decorating improvements without the approval of Landlord provided such Alterations do not impact the Building’s mechanical, electrical, plumbing, fire and life safety, structural, façade or roof systems, do not adversely impact other tenants at the Development, and do not include modifications to the Common Areas.

10.    Liens.

Any construction and/or mechanic’s lien filed against the Demised Premises or the Building for work claimed to have been done or materials claimed to have been furnished to Tenant shall be discharged by Tenant within fifteen (15) days after written notice from Landlord. For the purposes hereof, the bonding of such lien by a reputable casualty or insurance company reasonably satisfactory to Landlord shall be deemed the equivalent of a discharge of any such lien. Should any action, suit, or proceeding be brought upon any such lien for the enforcement or foreclosure of the same, Tenant shall defend Landlord therein, by counsel satisfactory to Landlord, and pay any damages and satisfy and discharge any judgment entered therein against Landlord.

11.    Destruction or Damage.

11.1    In the event the Demised Premises or any portion of the Building or the Development necessary for Tenant’s occupancy are damaged by fire, earthquake, act of God, the elements or other casualty in each case insured against by Landlord’s fire and extended coverage insurance policy covering the Building and the Development and, if Landlord’s reasonable estimate of the cost of making such repairs does not exceed the proceeds of such insurance by more than One Hundred Thousand Dollars ($100,000), Landlord shall forthwith repair the same if such repairs can, in Landlord’s opinion, be completed within one hundred twenty (120) days after commencement of such repairs. This Lease shall remain in full force and effect except all Basic rent and other sums due hereunder from Tenant, including Basic Rental, shall be abated for such part of the Demised Premises as shall be rendered unusable by Tenant in the conduct of its business during the time such part is so unusable to the extent Landlord is reimbursed therefor by loss of rental income or other insurance. If such repairs cannot, in Landlord’s opinion, be made within one hundred twenty (120) days, or if such damage or destruction is not insured against by Landlord’s fire and extended coverage insurance policy covering the Building or the Development or if Landlord’s reasonable estimate of the cost of making such repairs exceeds the proceeds of such insurance by more than Two Hundred Thousand Dollars ($200,000), Landlord may elect, upon notice to Tenant within thirty (30) days after the date of such fire or other casualty, to repair or restore such damage, in which event this Lease shall continue in full force and effect, but all rent and other sums due hereunder from Tenant, including Basic Rental shall be partially abated as provided in this Section 11.1. If Landlord elects not to make such repairs, this Lease shall terminate as of the date of such election by Landlord. If the estimated time to repair such damage or destruction exceeds one hundred eighty (180) days then Tenant shall have the right to terminate this Lease be providing Landlord at least thirty (30) days prior written notice of such election provided such damage or destruction was not caused by Tenant or its agents, employees, or contractors and provided Tenant is not in Default of this Lease beyond applicable notice, grace or cure periods at the time of the giving of such notice of termination.

11.2    A total destruction of the Building, as determined by Landlord’s architect shall automatically terminate this Lease as of the date of the fire, earthquake, act of God, or other casualty.

11.3    If the Demised Premises are to be repaired under this Section 11, Landlord shall repair at its cost any injury or damage to the Building itself and building standard tenant improvements in the Demised Premises to be constructed or installed by Landlord as set forth in Exhibit ”H.” Tenant shall perform and pay the cost of repairing any other improvement in the Demised Premises and shall be responsible for carrying such casualty insurance as it deems appropriate with respect to such other tenant improvements and contents.

11.4    Landlord’s obligations to restore the Demised Premises, the Building, and the Development as set forth in this Section 11 shall be subject to the consent of the mortgagee, if any.

12.    Subrogation.

Landlord and Tenant shall each obtain from their respective insurers under all policies of fire insurance maintained by either of them at any time during the Term insuring or covering the Building or the Development or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer of one party might have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys’ fees, resulting from the failure to obtain such waiver and, so long as such waiver is outstanding, each party waives, to the extent of the proceeds received under such policy, any right of recovery against the other party for any loss covered by the policy containing such waiver; provided, however, that if at any time their respective insurers shall refuse to permit waivers of subrogation, Landlord or Tenant, in each instance, may revoke said waiver of subrogation effective thirty (30) days from the date of such notice, unless within such thirty (30) day period, the other is able to secure and furnish (without additional expense) equivalent insurance with such waivers with other companies satisfactory to the other party.

13.    Eminent Domain.

If all or any part of the Demised Premises or the Building or the Development shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of partial taking of the Demised Premises, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Demised Premises by notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Demised Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant’s use of the balance of the Demised Premises. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise, provided that Tenant, shall have the right, to the extent that the same shall not reduce or prejudice Landlord’s award, to claim and receive from the condemning authority such compensation as may be recoverable by Tenant in its own right for moving expenses, damage to Tenant’s property and business, the cost of leasehold improvements paid by Tenant, and value of Tenant’s leasehold. . In the event of a partial taking of the Demised Premises which does not result in a termination of this Lease, the rental thereafter to be paid shall be reduced on a per square foot basis; provided, however, if more than 25% of the Demised Premises are taken, Tenant shall have the right to terminate this Lease by providing written notice to Landlord within thirty (30) days of the date of such taking.

14.    Landlord’s Insurance.

Landlord shall, during the Term, provide and keep in force or cause to be provided or kept in force:

(a)    Commercial general liability insurance with respect to Landlord’s operation of the Development for bodily injury or death and damage to property of others;

(b)    “All risks” (also known as “special form - cause of loss”, including theft and leakage from fire protective devices) property insurance in respect of the Building and the Development, excluding Tenant’s trade fixtures, equipment and personal property;

(c)    Loss of rental income insurance;

together with such other insurance as Landlord, in its sole discretion, elects to obtain. Insurance effected by Landlord shall be in amounts which Landlord shall from time to time determine reasonable and sufficient, shall be subject to such deductibles and exclusions which Landlord may deem reasonable and shall otherwise be on such terms and conditions as Landlord shall from time to time determine reasonable and sufficient. Tenant acknowledges that Landlord’s loss of rental income insurance may provide that (i) payments thereunder by the insurer will be limited to a period of one year following the date of any destruction and damage, and (ii) no insurance proceeds will be payable thereunder in the case of destruction or damage caused by any occurrence other than fire and other risks included in the standard extended coverage endorsement perils of a fire insurance policy. Landlord hereby waives all claims against Tenant for damage to any property or injury or death of any person in, upon or about the Development arising at any time and from any cause whatsoever unless caused by Tenant’s negligence or willful acts.

15.    Tenant’s Insurance.

15.1    Tenant hereby waives all claims against Landlord for damage to any property or injury or death of any person in, upon or about the Demised Premises arising at any time and from any cause whatsoever unless caused by Landlord’s negligence or willful acts. The provisions of this Section 15.1 shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

15.2    Tenant shall procure and keep in effect commercial general liability insurance, including blanket contractual liability, with minimum limits of liability of One Million Dollars ($1,000,000) combined single limit (per occurrence and annual aggregate) for bodily injury or death, and property damage. From time to time, Tenant shall increase the limits of such policies to such higher limits as Landlord shall reasonably require provided such increases are consistent with the insurance requirements for similar office buildings in the Southfield, Michigan office market. Such insurance and the insurance set forth in Section 15.3 below shall name Landlord, Landlord’s agents as “additional insureds”, shall specifically include the liability assumed hereunder by Tenant, and shall provide that it is primary insurance and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days’ notice from the insurer prior to any cancellation or change of coverage.

15.3    Tenant shall procure and keep in effect excess (umbrella), liability coverage, including contractual liability coverage, providing a total limit per occurrence of not less than Four Million Dollars ($4,000,000) in excess of primary coverage and Four Million Dollars ($4,000,000) in aggregate for one annual policy period. This policy shall provide excess limits over Tenant’s commercial general liability described in Section 15.2.

15.4    Tenant shall procure and keep in effect “all risk” (also known as “special form - cause of loss” including theft, and leakage from fire protective devices) property insurance for the full replacement cost of Tenant’s trade fixtures, equipment, personal property, contents, and leasehold improvements.

15.5    Tenant shall procure business interruption insurance covering a minimum of one (1) year of anticipated gross income.

15.6    Tenant shall procure worker’s compensation insurance as required by law.

15.7    Automobile liability insurance coverage of not less than One Million Dollars ($1,000,000) million per occurrence.

15.8    Tenant shall deliver policies of the insurance required pursuant to Sections 15.2 - 15.6 hereof or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies. The policy or a certificate thereof shall be delivered to Landlord prior to the earlier of (i) commencement of the Term, or (ii) Tenant’s possession prior thereto. In the event that Tenant fails to obtain and keep in full force and effect throughout the Term, insurance of every kind which is required pursuant to the terms of the Lease and deliver to Landlord the policy or certificate of insurance evidencing said coverage with the required additional insureds (hereinafter collectively called “the Certificate”) then Landlord shall provide Tenant with a five (5) day written notice (“First 5 Day Notice Period”) informing Tenant of its failure to provide insurance or its failure to deliver to Landlord the Certificate. If Tenant fails to provide Landlord with the Certificate evidencing that the required insurance has been obtained during the First 5 Day Notice Period, then Landlord shall provide Tenant with a second five (5) day written notice (“Second 5 Day Notice Period”) informing Tenant of its continued failure to provide insurance and/or the Certificate pursuant to the Lease.

If Tenant should fail to provide the required insurance and/or the Certificate prior to the expiration of the Second 5 Day Notice Period, Tenant shall pay as Additional Rent to Landlord a Five Hundred Dollar ($500) fee to reimburse Landlord for its administrative costs incurred in connection with Tenant’s default hereunder for such failure. If the required insurance and/or the Certificate is not provided to Landlord within thirty (30) days after the expiration of the Second 5 Day Notice Period then Tenant shall pay as Additional Rent the sum of One Thousand Dollars ($1,000) per month for each month Tenant fails to provide the required insurance and/or Certificate.

15.9        Prior to performing any Alterations or Repairs in the Demised Premises, Tenant shall cause its contractor(s) to provide to Landlord a certificate of insurance, naming Landlord and its agents as additional insureds and setting forth all of the insurance coverages as set forth in this Section 15 that Tenant is required to maintain, except those insurance coverages set forth in Section 15.4 and 15.5.

16.    Compliance with Legal Requirements.

Tenant shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any occupancy certificate or directive issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Demised Premises, insofar as any thereof relate to or affect the condition, use or occupancy of the Demised Premises, excluding requirements of structural changes not related to or affected by improvements made by or for Tenant or not necessitated by Tenant’s act.

Landlord represents and warrants to Tenant that, to the best of Landlord’s knowledge, the Building, including the Common Areas, on the Commencement Date, will comply with the Americans With Disabilities Act, 42 U.S.C. § 12101 et seq. and all other applicable laws, rules and regulations governing the Building and the Common Areas in effect on the Commencement Date (the “Applicable Laws”) including all Applicable Laws governing hazardous substances. Landlord shall also be responsible for assuring that Landlord’s Work shall be in compliance with all Applicable Laws.

Notwithstanding the foregoing, Tenant shall be responsible for assuring that Tenant’s Work within the Demised Premises and any affected appurtenant portions of the Common Areas are in compliance with all Applicable Laws in effect on the Commencement Date, and Landlord shall not be responsible for correcting any instances of non-compliance with Applicable Laws in effect on the Commencement Date if caused by Tenant’s Work.

17.    Assignment and Subletting.

17.1    Except as expressly permitted pursuant to this Section 17, Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, assign, encumber or hypothecate this Lease or any interest herein or sublet the Demised Premises or any part thereof, or permit the use of the Demised Premises by any party other than Tenant. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord. Transfers aggregating fifty percent (50%) or more of the capital or voting stock of Tenant (if Tenant is a nonpublic corporation) or transfers aggregating fifty percent (50%) or more of Tenant’s partnership interest (if Tenant is a partnership) or transfers aggregating fifty percent (50%) or more of the other ownership interests of Tenant (if Tenant shall be a limited liability company or other legal entity) shall be deemed to be an assignment of this Lease.

17.2    (a) If at any time or from time to time during the Term of this Lease, Tenant desires to sublet all or any part of the Demised Premises or to assign this Lease, Tenant shall give notice to Landlord setting forth the proposed subtenant or assignee, the terms of the proposed subletting and the space so proposed to be sublet or the terms of the proposed assignment, as the case may be. Landlord shall have the option, exercisable by notice given to Tenant within five (5) business days after Tenant’s notice is received, (a) if Tenant’s request relates to a subletting of all or a portion of the Demised Premises for the balance of the Term then remaining, either to sublet from Tenant such space at the rental and other terms set forth in Tenant’s notice or at the fixed rent and additional rent payable hereunder on a square foot basis for the space covered by the sublease or assignment, whichever is less, or, if the proposed subletting is for the entire Demised Premises for the balance of the Term, to terminate this Lease or (b) if Tenant’s request relates to an assignment, either to have this Lease assigned to Landlord or to terminate this Lease. If Landlord does not exercise such option, Tenant shall be free for a period of one hundred eighty (180) days thereafter to sublet such space or to assign this Lease to such third party, provided that the sublease or assignment shall be on the same terms set forth in the notice given to Landlord, that the rental to such subtenant or assignee shall not be less than the then market rate for such premises, taking into account term of the sublease, concessions, timing of the commencement of the sublease, and other reasonable considerations which may cause such premises to command a different rental rate that it would if offered for lease directly by Landlord (the “Fair Market Sublease Rental Value”) except that such minimum rental amount shall only apply if, at that time, (i) Landlord is marketing office space available for lease at the Development reasonably similar in size as the portion of the Demised Premises which Tenant desires to assign or sublease (including larger spaces which are being marketed as divisible), and (ii) Landlord is engaged in meaningful discussions with such proposed subtenant to lease office space from Landlord at the Development at the time Tenant issues such notice to Landlord (for the purposes of this Section 17.2, meaningful discussions shall consist of the issuance or receipt of a solicited written proposal within the sixty (60) days preceding the issuance of Tenant’s notice) or such proposed subtenant is an existing tenant leasing space at the Development, and shall exclude instances where Tenant is seeking to sublease a portion of the Demised Premises comprising less than a full floor which portion is not separately demised from the Demised Premises (i.e. is not or will not be physically separated from the balance of the Demised Premises as applicable code would require for a separately demised suite and does not or will not have its own entrance and egress from or to the Common Areas as applicable code would require for a separately demised suite), and that Tenant shall provide Landlord with a true and complete copy of any fully executed sublease or assignment.

(b)    In the event that Landlord’s determination of the Fair Market Sublease Rental Value associated with any proposed subleasing of all or a portion of the Demised Premises by Tenant exceeds the rental rate included in Tenant’s notice to Landlord seeking consent of such proposed sublease, and provided such proposed sublease is subject to the minimum rental amount as provided for in the preceding paragraph, then Landlord shall, within five (5) business days of receipt of Tenant’s notice, notify Tenant of its determination that the rental rate included in Tenant’s notice is less than its determination of Fair Market Sublease Rental Value for the proposed premises to be subleased, and Landlord shall include in such notice to Tenant its own determination of Fair Market Sublease Rental Value for the proposed premises to be subleased. Within five (5) business days of receipt of Landlord’s notice, Tenant shall, by written notice to Landlord, either confirm that it agrees with Landlord’s determination of Fair Market Sublease Rental Value, in which event Tenant shall be free to sublease such space in accordance with the preceding paragraph provided the fully executed sublease includes a rental rate which equals or exceeds Landlord’s determination of Fair Market Sublease Rental Value, or dispute Landlord’s determination of Fair Market Sublease Rental Value.

(c)    In the event Tenant disputes Landlord’s determination of Fair Market Sublease Rental Value, then Landlord and Tenant shall then mutually designate an arbitrator whose determination of the Fair Market Sublease Rental Value shall be final and binding upon Landlord and Tenant. If Landlord and Tenant cannot agree on an arbitrator in such instance within five (5) business days, Landlord and Tenant shall apply to the American Arbitration Association or any successor thereto having jurisdiction to designate an arbitrator. The arbitrator shall be an impartial real estate broker or consultant who is MAI certified by the Appraisal Institute and who shall have had at least fifteen (15) years' continuous experience in the business of appraising or managing commercial real estate or acting as a real estate agent or broker in the Detroit metropolitan area.

(d)    The arbitrator shall conduct such hearings and investigations as he may deem appropriate and shall, within ten (10) business days after his designation, determine the Fair Market Sublease Rental Value for such proposed sublease, which shall be no less than the rental amount included in Tenant’s original notice of its intent to so sublease, and no greater than Landlord’s determination of Fair Market Sublease Rental Value, as detailed in its notice to Tenant. In the event the Fair Market Sublease Rental Value, as determined by the arbitrator as provided for herein, is less than the rental amount which is one hundred ten percent (110%) of the rental amount included in Tenant’s original notice of its intent to so sublease, Tenant shall be free to sublease such space in accordance with Section 17.2(a) hereof provided the executed sublease includes a rental amount equal to the rental amount set forth in Tenant’s original notice to Landlord. In the event the Fair Market Sublease Rental Value, as determined by the arbitrator as provided for herein, is equal to or greater than the rental amount which is one hundred ten percent (110%) of the rental amount included in Tenant’s original notice of its intent to so sublease, Tenant shall be free to sublease such space in accordance with Section 17.2(a) hereof provided the executed sublease includes a rental amount which is equal to or greater than the arbitrator’s determination of Fair Market Sublease Rental Value. The arbitrator’s determination of Fair Market Sublease Rental Value shall be final and binding upon Landlord and Tenant and may be enforced according to the laws of Michigan, provided that the arbitrator shall not have the power to add to, modify, or change any of the provisions of the proposed sublease or this Lease. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Clause, and the parties shall share equally all other expenses and fees of any such arbitration.

(e)    In the event Tenant shall so sublet a portion of the Demised Premises, or assign this Lease, fifty percent (50%) of all of the sums or other economic consideration received by Tenant as a result of such subletting or assignment whether denominated rentals or otherwise, under the sublease or assignment, which exceed in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Demised Premises subject to such sublease), shall be payable to Landlord as additional rental under this Lease without affecting or reducing any other obligation of Tenant hereunder (“Tenant’s Sublease/Assignment obligation”). Tenant’s Sublease/Assignment obligation shall be reduced by the reasonable out-of-pocket expenses incurred by Tenant for marketing, legal, leasing commissions and tenant improvements.

(f)    The limitations set forth in this Section 17.2 shall apply to Transferee(s) and guarantor(s) of this Lease, if any, and any transfer by any such entity in violation of this Section 17.3 shall be a transfer in violation of Section 17.1.

(g)    Any modification, amendment or extension of a sublease and/or any other agreement by which a landlord of a building other than the Building (or its affiliate) agrees to assume the obligations of Tenant under this Lease shall be deemed a sublease for the purposes of Section 17.1 hereof.

17.3    If Tenant is a legal entity, the transfer (by one or more transfers), directly or indirectly, by operation of law or otherwise, of a majority of the stock or other beneficial ownership interest in Tenant or of all or substantially all of the assets of Tenant (collectively “Ownership Interests”) shall be deemed a voluntary assignment of this Lease; provided, however, that the provisions of this Section 17 shall not apply to the transfer of Ownership Interests in Tenant if and so long as Tenant is publicly traded on a nationally recognized stock exchange. For purposes of this Section, the term “transfers” shall be deemed to include (x) the issuance of new Ownership Interests which results in a majority of the Ownership Interests in Tenant being held by a person or entity which does not hold a majority of the Ownership Interests in Tenant on the Commencement Date, (y) the sale or mortgage of more than fifty percent (50%) of Tenant’s net assets, and (z) except as provided below, the sale or transfer of all or substantially all of the assets of Tenant in one or more transactions and the merger or consolidation or conversion of Tenant into or with another business entity.

17.4    The provisions of this Section 17 shall not apply to transactions with a business entity into or with which Tenant is merged or consolidated or converted or to which all or substantially all of Tenant’s assets are transferred so long as (i) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, (ii) the successor to Tenant has a tangible net worth computed in accordance with generally accepted accounting principles consistently applied that is sufficient to meet the obligations of Tenant under this Lease and is at least equal to the net worth of Tenant as of the date of this Lease, and (iii) proof (consisting of certified financial statements) reasonably satisfactory to Landlord of such net worth is delivered to Landlord at least 10 days prior to the effective date of any such transaction, (iv) any such transfer shall be subject and subordinate to all of the terms and provisions of this Lease, and the transferee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such transfer, all the obligations of Tenant under this Lease, and (v) Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease, and (vi) such transferee is not an entity that would cause the Landlord to be in violations of any of the exclusivities set forth in Exhibit “L” attached hereto and made a part hereof. Notwithstanding anything to the contrary contained in this Lease, Tenant may also, upon prior notice to Landlord, permit any business entity which controls, is controlled by, or is under common control with the original named Tenant (a “Related Entity”) to sublet all or part of the Demised Premises for Tenant’s Use, provided the Related Entity is in Landlord’s reasonable judgment of a character and engaged in a business which is in keeping with the standards for the Building and for so long as such entity remains a Related Entity. Such sublease shall not be deemed to vest in any such Related Entity any right or interest in this Lease nor shall it relieve, release, impair or discharge any of Tenant’s obligations hereunder. For the purposes hereof, “control” shall be deemed to mean ownership of not less than fifty percent (50%) of all of the Ownership Interests of such corporation or other business entity. Notwithstanding the foregoing, Tenant shall have no right to assign this Lease or sublease all or any portion of the Demised Premises without Landlord’s consent pursuant to this Section 17.3 if Tenant is not the initial Tenant herein named or a person or entity who acquired Tenant’s interest in this Lease in a transaction approved by Landlord, or if an Event of Default (as defined in Section 20 below) exists under this Lease, beyond any applicable grace or cure period.

17.5    Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord or any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

17.5    In the event Tenant shall assign this Lease or sublet the Demised Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord’s reasonable costs and processing fees incurred in connection therewith, except that such costs shall not exceed two thousand ($2,000) dollars, except that such maximum amount shall be subject to annual adjustment reflecting the percentage change over that same period in the Consumer Price Index for All Urban Consumers published by the United States Bureau of Labor Statistics for all items excluding food and energy and seasonally adjusted (“CPI”).

17.6    In no event shall Tenant sublet the Demised Premises or assign the Lease to any entity that would cause the Landlord to be in violations of any of the exclusivities set forth in Exhibit “L” attached hereto and made a part hereof.

18.    Rules.

Tenant shall faithfully observe and comply with the rules and regulations annexed to this Lease as Exhibit “D” and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of such rules and regulations.

19.    Entry by Landlord.

19.1    Upon reasonable prior notice (except in case of emergency), Landlord and its designees may enter the Demised Premises at reasonable hours to (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders or tenants, (c) determine whether Tenant is complying with all of its obligations hereunder, (d) supply janitor service and any other services to be provided by Landlord to Tenant hereunder, (e) post notices of non-responsibility, and (f) make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building; provided, however, that all such work shall be done as promptly as reasonably possible Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Demised Premises or any other loss occasioned by such entry.

19.2    Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Demised Premises (excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant in advance); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in any emergency in order to obtain entry to the Demised Premises, and any entry to the Demised Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Demised Premises or an eviction, actual or constructive, of Tenant from the Demised Premises, or any portion thereof.

20.    Events of Default.

20.1    The occurrence of any one or more of the following events (hereinafter referred to as “Events of Default”) shall constitute a breach of this Lease by Tenant: (a) if Tenant shall fail to pay Basic Rental when and as the same becomes due and payable, unless the same is paid within the five (5) business days of prior written notice from Landlord that Tenant has failed to pay the same; or (b) if Tenant shall fail to pay any other sum when and as the same becomes due and payable and such failure shall continue for more than ten (10) days after written notice from Landlord; or (c) if Tenant shall fail to perform or observe any other term hereof or of the rules and regulations referred to in Section 18 hereof to be performed or observed by Tenant, such failure shall continue for more than two (2) business days following written notice thereof from Landlord in the case of emergencies involving imminent harm to human life or property and in all other instances such failure shall continue for more than thirty (30) days after notice thereof from Landlord and Tenant shall not within such thirty (30) day period commence with due diligence and dispatch the curing of such default, or, having so commenced, shall thereafter fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default; or (d) if Tenant shall fail to perform or observe any provision of Section 4 hereof or Exhibit “D” hereto either prior or subsequent to the Commencement Date subject to the same notice and cure periods as set forth in the preceding sub-section (c); or (e) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as insolvent or shall file a petition in any proceeding seeking any reorganization, arrangements, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or (f) if within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment without the consent of acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (g) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within fifteen (15) business days.

20.2    If, as a matter of law, Landlord has no right on the bankruptcy of Tenant to terminate this Lease, then, if Tenant, as debtor, or its trustee wishes to assume or assign this Lease, in addition to curing or adequately assuring the cure of all defaults existing under this Lease on Tenant’s part on the date of filing of the proceeding (such assurances being defined below), Tenant, as debtor, or the trustee or assignee must also furnish adequate assurances of future performance under this Lease (as defined below). Adequate assurance of curing defaults means the posting with Landlord of a sum in cash sufficient to defray the cost of such a cure. Adequate assurance of future performance under this Lease means posting a deposit equal to three (3) months’ rent, including all other charges payable by Tenant hereunder, such as the amounts payable pursuant to Section 5 hereof, and, in the case of an assignee, assuring Landlord that the assignee is financially capable of assuming this Lease, and that its use of the Demised Premises will not be detrimental to the other tenants in the Building or Landlord. In a reorganization under Chapter 11 of the Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within one hundred twenty (120) days from the filing of the proceeding, or he shall be deemed to have rejected and terminated this Lease.

21.    Remedies.

21.1 If any of the Events of Default shall occur, then Landlord shall have the following remedies:

(a)    Landlord at any time after the Event of Default, at Landlord’s option, may give to Tenant fifteen (15) days’ notice of termination of this Lease, and in the event such notice is given, this Lease shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of such fifteen (15) days, but Tenant shall remain liable for damages as provided in Section 22 of this Lease.

(b)    Subject only to applicable law, either with or without terminating this Lease, Landlord may immediately or at any time after the Event of Default or after the date upon which this Lease shall expire, reenter the Demised Premises or any part thereof, either by summary proceedings or by any other applicable action or proceeding, or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Demised Premises and remove any and all of Tenant’s property and effects from the Demised Premises.

(c)    Either with or without terminating this Lease, Landlord may relet the whole or any part of the Demised Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. In the event of any such reletting, Landlord shall not be liable for the failure to collect any rental due upon any such reletting, and no such failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; and Landlord may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting such liability.

(d)    Landlord shall have the right to recover the rental and all other amounts payable by Tenant hereunder as they become due (unless and until Landlord has terminated this Lease) and all other damages incurred by Landlord as a result of an Event of Default.

(e)    The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity by statute or otherwise.

21.2    If Landlord fails to perform any of its covenants or agreements under this Lease, then in any such event or event, after the continuance of any such failure for a period of thirty (30) days after written notice thereof from Tenant and Landlord has not, within such notice period, commenced with due diligence and dispatch the curing of such default, or, having so commenced, shall thereafter fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default provided the period for Landlord to cure such default shall be extended for as long as is reasonably necessary to effectuate such cure, Tenant may, at its option pursue any and all remedies available to it at law or equity.

22.    Termination upon Default.

Upon termination of this Lease by Landlord pursuant to Section 21.1 hereof, Landlord shall be entitled to recover from Tenant the aggregate of: (a) the worth at the time of award of the unpaid rental which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the then reasonable rental value of the Demised Premises during such period; (c) the worth at the time of the award of the amount by which the unpaid rental for the balance of the Term of this Lease after the time of award exceeds the reasonable rental value of the Demised Premises for such period; and (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The “worth at the time of award” of the amounts referred to in clauses (a) and (b) above is computed from the date such rent was due or would have been due, as the case may be, by allowing interest at the rate of two percent (2%) in excess of the prime rate as published in The Wall Street Journal or, if a higher rate is legally permissible, at the highest rate legally permitted. The “worth at the time of award” of the amount referred to in clause (c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Chicago at the time of award, plus one percent (1%). .

23.    Landlord’s Right to Cure Defaults.

All covenants, terms and conditions to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of rental. If Tenant shall fail to pay any sum of money, other than Basic Rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for two (2) business days in the case of emergencies involving imminent harm to human life or property and in all other instances such failure shall continue for more than thirty (30) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rental hereunder and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment thereof by Tenant as in the case of default by Tenant in the payment of Basic Rental.

24.    Attorneys’ Fees.

If Landlord or Tenant institutes any suit against the other in connection with the enforcement of their respective rights under this Lease, the violation of any term of this Lease, the declaration of their rights hereunder, or the protection of Landlord’s or Tenant’s interests under this Lease, the non-prevailing party shall reimburse the prevailing party for its reasonable expenses incurred as a result thereof including court costs and reasonable attorneys’ fees actually incurred.

25.    Subordination.

25.1    This Lease is and shall be subject and subordinate, at all times, to (a) the lien of any mortgage or mortgages which may now or hereafter affect the Building, and to all advances made or hereafter to be made upon the security thereof and to the interest thereon, and to any agreements at any time made modifying, supplementing, extending or replacing any such mortgages, and (b) any ground or underlying lease which may now or hereafter affect the Building, including all amendments, renewals, modifications, consolidation, replacements and extensions thereof Tenant shall attorn to any such mortgagee and/or ground or underlying lessor upon the date it acquires title to the Building. Tenant shall not have the right or option to terminate this Lease in the event title to the Building is acquired by such mortgagee or lessor. Any such mortgagee acquiring title to the Building through foreclosure, exercise of a power of sale or deed in lieu of foreclosure may, upon so acquiring title to the Building, at its sole option, accept this Lease on all of its terms and conditions or, if and as permitted under Michigan law and at all times subject to the Non-Disturbance Agreement (as hereinafter defined) executed by and between Tenant and such mortgagee, terminate this Lease and exercise the rights of foreclosure which are accorded the purchaser or foreclosing mortgagee pursuant to Michigan law. Tenant shall, upon such purchaser’s or mortgagee’s request, execute a new lease with such purchaser or mortgagee upon materially identical terms as this Lease. Notwithstanding the foregoing, at the request of the holder of any of the aforesaid mortgage or mortgages or the lessor under the aforesaid ground or underlying lease, this Lease may be made prior and superior to such mortgage or mortgages and/or such ground or underlying lease.

25.2    At the request of Landlord, Tenant shall execute and deliver such further instruments as may be reasonably required to implement the provisions of this Section 25.

25.3    If, as a condition of approving this Lease, Landlord’s mortgagee shall request reasonable modifications of this Lease, Tenant shall not unreasonably withhold or delay its agreement to such modifications, provided that such modifications do not increase the obligations or materially and adversely affect the rights of Tenant under this Lease.

25.4    Notwithstanding any provision of this Lease to the contrary, in order for the subordination of this Lease Agreement as provided above to be effective, and as a condition precedent to Tenant’s obligation to attorn to any successor to Landlord, Landlord must deliver to Tenant a separate instrument (a “Non-Disturbance Agreement”) in form and substance reasonably acceptable to Tenant which may be recorded by Tenant at Tenant’s cost in the same place as the applicable Mortgage and which shall contain language similar in substance to the following: (a) Tenant will not be named or joined in any proceeding to enforce the Mortgage unless required by law in order to perfect the proceeding; (b) enforcement of the Mortgage shall not terminate the Lease or disturb Tenant in the possession and use of the Demised Premises, provided that at the time of the commencement of any such action or proceeding (i) the term of the Lease shall have commenced pursuant to Section 1(e) hereof (unless the date of such Non-Disturbance Agreement is prior to the Commencement Date), (ii) Tenant shall be in possession of the Demised Premises (unless the date of such Non-Disturbance Agreement is prior to the date upon which Landlord delivers the Demised Premises to Tenant in accordance with Section 3.2 hereof), (iii) the Lease shall be in full force and effect and (iv) no Event of Default has occurred and is continuing; and (c) any party succeeding to the interest of Landlord as a result of the enforcement of the Mortgage shall honor the terms, conditions and covenants of this Lease for the balance of the Term (including, without limitation, all renewal, extension or expansion options contained in this Lease that are then or thereafter timely exercised and all of Landlord’s obligations with respect to any security deposit), with the same force and effect as if such party were the original Landlord under this Lease.

25.5    Notwithstanding the preceding paragraph, Landlord represents that the Building is currently encumbered by a mortgage (the “Current Mortgage”) in favor of Goldman Sachs Bank USA (“Goldman”). The parties acknowledge that Landlord has provided Tenant with a Non-Disturbance Agreement from Goldman in Goldman’s standard form attached hereto as Exhibit “J” and made a part hereof. Tenant shall reimburse Landlord for its reasonable out-of-pocket legal fees, if any, incurred by Goldman and charged to Landlord in connection with such Non-Disturbance Agreement, the total of such costs shall not exceed Two Thousand Dollars ($2,000), except that such maximum amount shall be subject to annual adjustment reflecting the percentage change over that same period in CPI.

26.    Merger.

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

27.    Nonliability of Landlord.

27.1    Subject to Section 27.3, in the event Landlord hereunder or any successor owner of the Building shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord or such successor owner under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant shall attorn to such new owner.

27.2    Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining areas or any part of the area adjacent to or connected with the Demised Premises or any part of the Building or for any loss or damage resulting to Tenant or his property from theft or a failure of the security systems in the Building or in the Development, or for any damage or loss of property within the Demised Premises from any cause other than solely by reason of the gross negligence or willful act of Landlord, and no such occurrence shall be deemed to be an actual or constructive eviction from the Demised Premises or result in an abatement of rental.

27.3    If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only against the right, title and interest of Landlord in the Building and out of rents or other income from the Building receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title and interest in the Building, and neither Landlord nor any of the members or partners of Landlord shall be liable for any deficiency.

27.4    Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to such property, or for the loss of or damage to any property of Tenant by theft or otherwise. For the purpose of this Section 27.4, Building employees accessing the Demised Premises to perform janitorial services, maintenance or repairs shall not be considered to have been entrusted with any of Tenant’s property unless Tenant or its employees or agents specifically requests from such Building employee that they be entrusted with Tenant’s property outside of such employee’s normal scope of services.

27.5    Except as otherwise specifically set forth in this Lease, none of the Indemnitees (as hereinafter defined) shall be liable for any injury or damage to persons or property or interruption of Tenant’s business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building or by construction of any private, public or quasi-public work, or any latent defect in the Demised Premises or in the Building or in the Development (except that Landlord shall be required to repair the same to the extent provided in Section 11). No penalty shall accrue for delays which may arise by reason of adjustment of fire insurance on the part of Landlord or Tenant, or for any Unavoidable Delays arising from any repair or restoration of any portion of the Building or the Development, provided that Landlord shall use reasonable efforts to minimize unreasonable interference with Tenant’s use and occupancy of the Demised Premises during the performance of any such repair or restoration.

28.    Estoppel Certificate.

At any time and from time to time upon ten (10) business days’ prior request by Landlord, Tenant will promptly execute, acknowledge and deliver to Landlord, a certificate indicating (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (b) the date, if any, to which rental and other sums payable hereunder have been paid, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate, and (d) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust of the Building or any part thereof.

29.    No Light, Air or View Easement.

Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

30.    Holding Over.

It is hereby agreed that in the event of Tenant holding over after the Expiration Date or sooner termination of this Lease, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary, and Tenant shall pay to Landlord monthly rent equal to one hundred twenty five percent (125%) of the monthly Basic Rental last in effect under this Lease (plus all other charges payable by Tenant under this Lease) for each day from the Expiration Date or sooner termination of this Lease until the date the Demised Premises are delivered in the condition required in this Lease during the first three (3) months of such holdover period and one hundred fifty percent (150%) of the monthly Basic Rental for all periods thereafter, and Landlord’s right to damages for such holdover occupancy shall survive.

31.    Abandonment.

If Tenant shall abandon or surrender the Demised Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Demised Premises shall be deemed to be abandoned if not removed within ten (10) days of written notice to Tenant, or, at the option of Landlord after reasonable prior written notice to Tenant, may be removed by Landlord at Tenant’s expense.

32.    Security Deposit.

Upon the execution of this Lease, Tenant has deposited with Landlord the “Deposit” in the amount set forth in Section 1(j) hereof. The Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms and conditions of this Lease. If Tenant fails to pay Basic Rental or other charges due under this Lease, or otherwise defaults with respect to any provision of this Lease, Landlord may, but shall have no obligation to, use, apply or retain all or any portion of the Deposit for the payment of any Basic Rental or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Deposit, Tenant shall within ten (10) days after demand therefor deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount thereof. Landlord shall not be required to keep the Deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations hereunder, the Deposit or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) within forty-five (45) days following the Expiration Date, and after Tenant has vacated the Demised Premises in the condition required hereby. No trust relationship is created herein between Landlord and Tenant with respect to the Deposit.

33.    Waiver.

33.1    The waiver by Landlord of any agreement, condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant of the terms hereof in strict accordance with said terms. The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rental.

33.2    Landlord and Tenant hereby waive trial by jury in any action, proceeding, or counterclaim brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord to Tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy; provided, however, the foregoing waiver shall not apply to any action for personal injury or property damage. If Landlord commences any summary or other proceeding for nonpayment of rent or the recovery of possession of the Demised Premises, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding, unless the failure to raise the same would constitute a waiver thereof.

34.    Notices.

All notices, consents, requests, demands, designations or other communications which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: to Tenant at the address set forth in section 1(k) hereof, or to such other place as Tenant may from time to time designate in a written notice to Landlord; to Landlord at the address set forth in Section 1(l) hereof, or to such other place as Landlord may from time to time designate in a written notice to Tenant; or, in the case of Tenant, delivered to Tenant at the Demised Premises. In the event a Guarantor is listed in Section 1(m) hereof and such Guarantor executes this Lease, Landlord shall forward copies of all notice of default hereunder to the Guarantor at the address set forth in Section 1(n) hereof. Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Demised Premises at the time, and, if no person shall be in charge of or occupying the Demised Premises at the time, then such service may be made by attaching the same on the main entrance of the Demised Premises.

35.    Option to Extend.

35.1    Tenant shall have the personal and non-transferrable right to extend the Term of this Lease for two (2) consecutive periods of five (5) years (the “First Option” and “Second Option” respectively, and collectively the “Option to Extend”). In the event Tenant is, or has been, in an Event of Default (beyond any applicable notice and grace or cure periods) at the time of the start of the First or Second Option Period, as hereinafter defined, or upon receipt of the First Option Notice or Second Option Notice, as hereinafter defined, from Landlord, then Tenant’s Option to Extend shall be void and of no further force or effect. The following terms shall apply to Tenant’s Option to Extend the Term of this Lease:

(a)In order for Tenant to exercise the First Option to extend the lease for an additional five (5) year period (the “First Option Period”), Tenant must provide Landlord with written notice of its intention to so extend the Lease Term, with notice to be delivered in accordance with Section 34 hereof at any time after the commencement of the eighteenth (18th) month preceding the expiration of the initial Term of this Lease and prior to the beginning of the twelfth (12th) month preceding the expiration of the initial Term of the Lease (the “First Option Notice”), time being of the essence. If Tenant fails to timely exercise the First Option to Extend in accordance with this paragraph, the exercise of the First and Second Options shall be deemed to have been waived by Tenant.

(b)The First Option, if exercised, shall be upon, and subject to, all of the terms, covenants and conditions provided in the Lease for the original Term hereof, except that the Basic Rental shall be modified as provided below and that any terms, covenants or conditions hereof that are expressly or by their nature inapplicable to the First Option shall not apply.

(c)The initial Basic Rental as of the commencement of the First Option Period shall be an amount equal to the fair market rental value of the Demised Premises (“FMV”) multiplied by a factor of ninety five percent (95%) (the “Option FMV”). The Option FMV shall be determined pursuant to the following:

i.	The parties shall attempt, during the three (3) month period following the date of the First Option Notice to mutually agree upon the Option FMV of the Demised Premises for the First Option Period.

ii.
If Landlord and Tenant shall fail to agree upon a final and binding Option FMV within such three (3) month period, Landlord shall, within the thirty (30) day period following, submit base rental figures to Tenant in writing which Landlord believe represents the Option FMV (“Landlord’s Notice”). Tenant shall, within fifteen (15) business days after receipt of Landlord’s Notice, either (A) confirm that Tenant agrees with Landlord’s determination of the Option FMV, in which event such Option FMV shall then automatically become the Annual Basic Rental as of the commencement of the First Option Period, or (B) notify Landlord that Tenant disagrees with Landlord’s determination of the Option FMV. If Landlord does not receive written notice from Tenant within fifteen (15) business days of Tenant’s receipt of Landlord’s Notice, then the Option FMV contained in Landlord’s Notice shall be deemed to be the Annual Basic Rental as of the commencement of the First Option Period. In the event Tenant disagrees with Landlord’s determination of the Option FMV contained in Landlord’s Notice then Tenant may commence arbitration by making written demand to Landlord (“Tenant’s Notice”) within fifteen (15) business days of Tenant’s receipt of Landlord’s Notice. Tenant’s Notice shall contain a statement of the question to be arbitrated i.e. what is the Option FMV as of the commencement of the First Option Period and shall state Tenant’s determination of the Option FMV. Landlord and Tenant shall then mutually designate an arbitrator whose determination of the Option FMV (which shall be either the Option FMV contained in Landlord’s Notice or the Option FMV proposed by Tenant in Tenant’s Notice, but no other amount) shall be final and binding upon Landlord and Tenant.

iii.
If Landlord and Tenant shall fail to agree upon the choice of such arbitrator within ten (10) days after Landlord shall have received Tenant’s Notice, then either party may apply to the American Arbitration Association or any successor thereto having jurisdiction to designate an arbitrator. The arbitrator shall be a real estate broker or consultant who is MAI certified by the Appraisal Institute and who shall have had at least fifteen (15) years’ continuous experience in the business of appraising or managing real estate or acting as a real estate agent or broker in the Market.

iv.
The arbitrator shall conduct such hearings and investigations as he may deem appropriate and shall, within thirty (30) days after his designation, determine which of the two (2) proposals shall be the FMV, and that choice by the arbitrator shall be binding upon Landlord and Tenant, provided that the arbitrator shall not have the power to add to, modify, or change any of the other provisions of this Lease. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Clause, and the parties shall share equally all other expenses and fees of any such arbitration.

v.
If for any reason the FMV shall not have been determined prior to the commencement of the First Option Period, then Tenant shall continue to pay Landlord the Basic Rental payable for the Demised Premises during the period immediately preceding the expiration of the initial Term of the Lease. Upon final determination of the FMV, it shall have been determined that the Basic Rental payable for and during the First Option Period shall be equal to the FMV, then an appropriate adjustment to the Basic Rental shall be made reflecting such final determination, and either (i) Landlord shall refund to Tenant any overpayment in Tenant’s payment of Basic Rental, or (ii) Tenant shall pay to Landlord any underpayment of Basic Rental, in each such instance for the period from commencement of the First Option Period to the date of such final determination.

vi.	The decision of the arbitrator will be final and non-appealable, and may be enforced according to the laws of the State of Michigan.

(d)In order for Tenant to exercise the Second Option to extend the lease for an additional five (5) year period (the “Second Option Period”), Tenant must provide Landlord with written notice of its intention to so extend the Lease Term, with notice to be delivered in accordance with Section 34 hereof at any time after the commencement of the eighteenth (18th) month preceding the expiration of the First Option Period of this Lease and prior to the beginning of the twelfth (12th) month preceding the expiration of the First Option Period of the Lease (the “Second Option Notice”), time being of the essence. If Tenant fails to timely exercise the Second Option in accordance with this paragraph, the exercise of the Second Option shall be deemed to have been waived by Tenant.

(e)The Second Option, if exercised, shall be upon, and subject to, all of the terms, covenants and conditions provided in the Lease for the original Term hereof, except that the Base Rent shall be modified as provided below and that any terms, covenants or conditions hereof that are expressly or by their nature inapplicable to the Second Option shall not apply.

(f)The initial Basic Rental as of the commencement of the Second Option Period shall be an amount equal to the fair market rental value of the Option FMV. The Option FMV shall be determined pursuant to the following:

i.	The parties shall attempt, during the three (3) month period following the date of the Second Option Notice to mutually agree upon the Option FMV of the Demised Premises for the Second Option Period.

ii.
If Landlord and Tenant shall fail to agree upon a final and binding Option FMV within such three (3) month period, Landlord shall, within the thirty (30) day period following, submit base rental figures to Tenant in writing which Landlord believe represents the Option FMV (“Landlord’s Notice”). Tenant shall, within fifteen (15) business days after receipt of Landlord’s Notice, either (A) confirm that Tenant agrees with Landlord’s determination of the Option FMV, in which event such Option FMV shall then automatically become the Annual Basic Rental as of the commencement of the Second Option Period, or (B) notify Landlord that Tenant disagrees with Landlord’s determination of the Option FMV. If Landlord does not receive written notice from Tenant within fifteen (15) business days of Tenant’s receipt of Landlord’s Notice, then the Option FMV contained in Landlord’s Notice shall be deemed to be the Annual Basic Rental as of the commencement of the Second Option Period. In the event Tenant disagrees with Landlord’s determination of the Option FMV contained in Landlord’s Notice then Tenant may commence arbitration by making written demand to Landlord (“Tenant’s Notice”) within fifteen (15) business days of Tenant’s receipt of Landlord’s Notice. Tenant’s Notice shall contain a statement of the question to be arbitrated i.e. what is the Option FMV as of the commencement of the Second Option Period and shall state Tenant’s determination of the Option FMV. Landlord and Tenant shall then mutually designate an arbitrator whose determination of the Option FMV (which shall be either the Option FMV contained in Landlord’s Notice or the Option FMV proposed by Tenant in Tenant’s Notice, but no other amount) shall be final and binding upon Landlord and Tenant.

iii.
If Landlord and Tenant shall fail to agree upon the choice of such arbitrator within ten (10) days after Landlord shall have received Tenant’s Notice, then either party may apply to the American Arbitration Association or any successor thereto having jurisdiction to designate an arbitrator. The arbitrator shall be a real estate broker or consultant who is MAI certified by the Appraisal Institute and who shall have had at least fifteen (15) years’ continuous experience in the business of appraising or managing real estate or acting as a real estate agent or broker in the Market.

iv.
The arbitrator shall conduct such hearings and investigations as he may deem appropriate and shall, within thirty (30) days after his designation, determine which of the two (2) proposals shall be the FMV, and that choice by the arbitrator shall be binding upon Landlord and Tenant, provided that the arbitrator shall not have the power to add to, modify, or change any of the other provisions of this Lease. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Clause, and the parties shall share equally all other expenses and fees of any such arbitration.

v.
If for any reason the FMV shall not have been determined prior to the commencement of the Second Option Period, then Tenant shall continue to pay Landlord the Basic Rental payable for the Demised Premises during the period immediately preceding the expiration of the First Option Period of the Lease. Upon final determination of the FMV, it shall have been determined that the Basic Rental payable for and during the Second Option Period shall be equal to the FMV, then an appropriate adjustment to the Basic Rental shall be made reflecting such final determination, and either (i) Landlord shall refund to Tenant any overpayment in Tenant’s payment of Basic Rental, or (ii) Tenant shall pay to Landlord any underpayment of Basic Rental, in each such instance for the period from commencement of the Second Option Period to the date of such final determination.

vi.	The decision of the arbitrator will be final and non-appealable, and may be enforced according to the laws of the State of Michigan.

(g)Under no circumstances whatsoever can the initial Basic Rental for the First Option Period or Second Option Period which is set via arbitration be equal to an amount which is less than the Basic Rental in effect immediately preceding the Expiration Date of the initial Term of the Lease or the First Option Period, as the case may be.

36.    Termination & Contraction Options.

36.1    Termination Option

(a)    Tenant shall have the one-time right, at its sole option, to terminate this Lease with respect to the entire Demised Premises (but not less than the entire Demised Premises) (the “Termination Option”) effective upon the conclusion of the sixth (6th) Lease Year (the “Termination Option Date”) provided, however, that the effectiveness of the exercise of the Termination Option shall be conditioned upon (i) Tenant delivering a Notice to Landlord exercising the Termination Option (the “Termination Option Notice”) not later than the conclusion of the fifth (5th) lease year and (ii) Tenant’s payment to Landlord, at the same time as the delivery of the Termination Option Notice, of the “Termination Payment” (as hereinafter defined) equal to the sum of the unamortized portion of the Lease Costs, as hereinafter defined, calculated using an eight percent (8%) interest rate, plus the amount which is equal to four (4) months of Basic Rental payable for the Demised Premises at the time of the Termination Option Date (the “Termination Payment”). For the purposes hereof, Lease Costs shall be defined as the sum of: (w) the Tenant Improvement Allowance, as hereinafter defined, or the portion thereof so utilized by Tenant, (x) the aggregate dollar value of the rental abatement granted to Tenant for the Demised Premises pursuant to Section 1(g) hereof, plus (z) the aggregate dollar amount of all commissions paid to the Brokers in connection with this Lease. Time is of the essence of delivery of the Termination Option Notice and the Termination Payment.

(b)    In the event that Tenant shall give the Termination Option Notice and shall otherwise comply with the conditions of the exercise of Tenant’s right to terminate this Lease as provided hereunder, including, but not limited to, the payment of the Termination Payment, this Lease shall come to an end and expire on the Termination Option Date, with the same force and effect as if said date were the Expiration Date set forth in this Lease, unless sooner terminated pursuant to any other term, covenant or condition of this Lease or pursuant to law.
(c)    Notwithstanding anything to the contrary contained herein, any exercise by Tenant of its Termination Option under this Section 36.1 shall be void and of no effect unless on the date Tenant issues the Termination Option Notice to Landlord and on the Termination Option Date: (i) this Lease is in full force and effect, (ii) no Event of Default has occurred under this Lease and remains continuing beyond any applicable notice grace or cure periods, (iii) Tenant has not assigned this Lease or sublet the Premises other than to a Tenant Affiliate, and (iv) Tenant has not exercised its Right of First Refusal for any First Refusal Space pursuant to Section 42 hereof (any of which conditions described in clauses (i), (ii), (iii), or (iv) above may be waived by Landlord at any time in Landlord’s sole discretion).

(d)    Tenant shall indemnify and hold Landlord harmless from and against, any and all liabilities, losses, claims, reasonable costs and expenses (including reasonable attorneys’ fees and other reasonable out-of-pocket costs) incurred in connection with any real property transfer tax that will or may become, or may be asserted to be or become due, owing or imposed in connection with the Termination Option at any time by the City of Southfield or State of Michigan or any agency or instrumentality of such City of Southfield or State of Michigan, including, without limitation any penalties and interest imposed or to be imposed in connection therewith. Tenant, at Landlord’s request, shall promptly prepare, execute and file such returns, affidavits and other documentation as may be required in connection with such taxes. The provisions of this Section 36.3 shall survive the Expiration Date or earlier termination of this Lease.
36.2    Contraction Option
(a)    Tenant shall have the one-time right, at its sole option, to surrender to Landlord a portion of the Demised Premises (the “Contraction Option”) up to but not exceeding 10,135 rentable square feet (measured in accordance with Section 2.2 hereof), comprised of a portion of the Demised Premises provided that such portion shall be contiguous and of a configuration so that is reasonably marketable and shall have reasonable and code compliant access and egress (the “Surrender Premises”) effective at the end of the sixth (6th) full Lease Year, (the “Contraction Option Date”) provided, however, that the effectiveness of the exercise of the Contraction Option shall be conditioned upon (i) Tenant delivering a Notice to Landlord exercising the Contraction Option (the “Contraction Option Notice”) not later than the conclusion of the fifth (5th) Lease Year of the initial Term, together with a floor plan identifying the portion of the Demised Premises which shall comprise the Surrender Premises; and (ii) Tenant’s payment to Landlord, on or prior to the Contraction Option Date, of the “Contraction Payment” (as hereinafter defined) equal to the sum of the unamortized portion of the Lease Costs, as hereinafter defined, calculated using an eight percent (8%) interest rate, and multiplied by the fraction where the numerator is the rentable area of the Surrender Premises and the denominator is the rentable area of the Demised Premises (including the Surrender Premises), plus the amount which is equal to three (3) months of Basic Rental payable for the Surrender Premises at the time of the Contraction Option Date (the “Contraction Payment”). For the purposes hereof, Lease Costs shall be defined as the sum of: (w) the Tenant Improvement Allowance, as hereinafter defined, or the portion thereof so utilized by Tenant, (x) the aggregate dollar value of the rental abatement granted to Tenant for the Demised Premises pursuant to Section 1(g) hereof, plus (z) the aggregate dollar amount of all commissions paid to the Brokers in connection with this Lease. Failure of Tenant to make the Contraction Payment in accordance with this paragraph shall render this Contraction Option void and of no effect. Time is of the essence of delivery of the Contraction Option Notice and the Contraction Payment.

(b)    In the event that Tenant shall give the Contraction Option Notice and shall otherwise comply with the conditions of the exercise of Tenant’s right to contract the Demised Premises as provided hereunder, including, but not limited to, the payment of the Contraction Payment when due, Tenant shall surrender the Surrender Premises to Landlord on the Contraction Option Date in broom clean condition and otherwise in the condition required by the Lease for the surrender of the Demised Premises upon the Expiration Date and Tenant acknowledges and recognizes that Time is Of the Essence with respect to Tenant’s obligation to vacate the Surrender Premises on the Contraction Option Date.

(c)    Upon such surrender of the Surrender Premises, Landlord shall perform all work necessary to separate the Surrender Premises from the balance of the Demised Premises including, but not limited to, the construction of demising walls, public corridors to service the Surrender Premises as required by code (including lighting, HVAC, electric, wall finishes, ceiling finishes, and floor finishes using building standard materials), and the separation of electrical circuiting, fire alarm wiring & devices, sprinkler systems, and ventilation and air conditioning systems. Tenant shall reimburse Landlord for the reasonable cost thereof within thirty (30) days after receipt of an invoice therefor, together with reasonable supporting documentation.

(d)    In the event that Tenant shall give the Contraction Option Notice and shall otherwise comply with the conditions of the exercise of Tenant’s right to contract the Demised Premises as provided hereunder, Landlord and Tenant shall promptly execute an amendment to this Lease reflecting the surrender of the Surrender Premises and the associated proportionate reduction in Basic Rental and Tenant’s Share, which shall become effective immediately following the Contraction Option Date (provided Tenant has otherwise complied with the terms of this Section 36).
(e)    Notwithstanding anything to the contrary contained herein, any exercise by Tenant of its Contraction Option under this Section 36 shall be void and of no effect unless on the date Tenant issues the Contraction Option Notice to Landlord and on the Contraction Option Date: (i) this Lease is in full force and effect, (ii) no Event of Default has occurred under this Lease and remains continuing beyond any applicable notice grace or cure periods, (iii) Tenant has not assigned this Lease or sublet the Premises other than to a Tenant Affiliate, and (iv) Tenant has not exercised its Right of First Refusal for any First Refusal Space pursuant to Section 42 hereof (any of which conditions described in clauses (i), (ii), (iii), or (iv) above may be waived by Landlord at any time in Landlord’s sole discretion).

37.    Inability to Perform.

If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event beyond Landlord’s reasonable control (“Unavoidable Delays”), Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of Section 8 hereof or any other provisions of this Lease or any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions, or improvements, whether required to be performed or made under this Lease or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord’s other obligations under this Lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction in whole or in part, or entitle Tenant to any abatement or diminution of Basic Rental or other charges due hereunder or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

38.    Covenant of Quiet Enjoyment.

Upon Tenant paying the Basic Rental and other charges due hereunder and performing all of Tenant’s obligations under this Lease, Tenant may peacefully and quietly enjoy the Demised Premises during the Term of this Lease; subject, however, to the provisions of this Lease and to any mortgages or ground or underlying leases referred to in Section 25 hereof.

39.    Broker.

Tenant’s represents and warrants to Landlord that it neither consulted nor negotiated with any broker or finder with regard to the Demised Premises other than the Brokers. Tenant agrees to indemnify, defend and save Landlord harmless from and against any claims for fees or commissions from anyone other than the Brokers claiming to have dealt with Tenant in connection with the Demised Premises or this Lease. Landlord agrees to pay any commission or fee owing to the Brokers pursuant to separate agreement or agreements with them. Nothing contained in this Section 39 shall be construed to be a third-party beneficiary contract.

40.    Indemnity. Landlord or Tenant, as applicable, is referred to in this Article 40 as “Indemnitor”) with respect to each such party’s obligations under Sections 40.1 and 40.2 below.

40.1    Except for the negligence or willful misconduct of Landlord or Landlord’s employees, officers, principals, contractors, property managers, and agents (collectively, “Landlord’s Indemnitees”), and to the extent not otherwise prohibited by law, Tenant agrees to hold Landlord and the other Landlord Indemnitees harmless and to indemnify each of them against claims and liabilities, including reasonable attorneys’ fees, for injuries to all persons and damage to or theft or misappropriation or loss of property occurring in or about the Demised Premises to the extent arising from Tenant’s occupancy of the Demised Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Demised Premises or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease. Notwithstanding the foregoing sentence, (i) Tenant shall only be liable for the cost of any damage to or theft or misappropriation or loss of property to the extent such cost is in excess of amounts, if any, recoverable under any property insurance policy carried or required to be carried by Landlord hereunder, and (ii) Tenant shall not be required to indemnify any Landlord Indemnitee to the extent of any loss caused by such Landlord Indemnitee’s negligence or willful misconduct.

40.2    Except for the negligence or willful misconduct of Tenant or Tenant’s employees, officers, principals, contractors, and agents (collectively, “Tenant Indemnitees,” and together with Landlord Indemnitees, “Indemnitees”), and to the extent not otherwise prohibited by law, Landlord agrees to hold Tenant and the Tenant Indemnitees harmless and to indemnify each of them against claims and liabilities, including reasonable attorneys’ fees, for injuries to all persons and damage to or theft or misappropriation or loss of property occurring in or about the Development (other than in or about the Demised Premises) to the extent arising from Landlord’s or any other Landlord Indemnitee’s negligent or willful act in or about the Development, or from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease. Notwithstanding the foregoing sentence, (i) Landlord shall only be liable for the cost of any damage to or theft or misappropriation or loss of property to the extent such cost is in excess of amounts, if any, recovered under any property insurance policy carried or required to be carried by Tenant hereunder, and (ii) Landlord shall not be required to indemnify any Tenant Indemnitees to the extent of any loss caused by such Tenant Indemnitees’ negligence or willful misconduct.
40.3    If any claim, action or proceeding is made or brought against any Indemnitee, then upon demand by an Indemnitee, Indemnitor, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Indemnitee’s name (if necessary), by attorneys approved by the Indemnitee, which approval shall not be unreasonably withheld, conditioned or delayed (attorneys for Indemnitor’s insurer shall be deemed approved for purposes of this Section 40.3). Notwithstanding the foregoing, an Indemnitee may retain its own attorneys to participate or assist in defending any claim, action or proceeding involving potential liability in excess of the amount available under Indemnitor’s liability insurance carried under Articles 14 or 15 for such claim and Indemnitor shall pay the reasonable fees and disbursements of such attorneys. If Indemnitor fails to diligently defend or if there is a legal conflict or other conflict of interest, then Indemnitee may retain separate counsel at Indemnitee’s expense. Notwithstanding anything herein contained to the contrary, Indemnitor may direct the Indemnitee to settle any claim, suit or other proceeding provided that (a) such settlement shall involve no obligation on the part of the Indemnitee other than the payment of money, (b) any payments to be made pursuant to such settlement shall be paid in full exclusively by Indemnitor at the time such settlement is reached, (c) such settlement shall not require the Indemnitee to admit any liability, and (d) the Indemnitee shall have received an unconditional release from the other parties to such claim, suit or other proceeding.
41.    Miscellaneous.

41.1    The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

41.2    Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

41.3    The agreements, conditions and provisions herein contained shall, subject to the provisions as to assignment, set forth in Section 17 of this Lease, apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto.

41.4    Tenant shall not without the consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Demised Premises. Landlord reserves the right to select the name of the Building and to make such changes of name as it deems appropriate from time to time.

41.5    If any provisions of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provisions of this Lease and all such other provisions shall remain in full force and effect.

41.6    This Lease shall be governed by and construed pursuant to the laws of the State of Michigan.

41.7    In the event Tenant is no longer a publicly traded corporation whose financial statements are filed with the United States Securities and Exchange Commission and available to the public, upon Landlord’s written request, Tenant shall promptly furnish Landlord, from time to time, but not more frequently than once per calendar year, financial statements (including a balance sheet, profit and loss schedule, and a statement of cash flows) reflecting Tenant’s current financial condition.

41.8    Except as expressly set forth herein, Landlord and Landlord’s agents have made no warranties, representations, statements or promises with respect to the Building or the Demised Premises or the Development and no rights, easements or licenses are acquired by Tenant by implication or otherwise Tenant is entering into this Lease after full investigation and is not relying upon any statement or representation made by Landlord not embodied in this Lease.

41.9    Wherever in this Lease Landlord’s consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, Tenant shall not make or exercise, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, counterclaim or defense) and/or any right to terminate this Lease based upon Tenant’s claim or assertion that Landlord unreasonably withheld or delayed its consent or approval. Tenant’s sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment. In no event shall Landlord be liable for, and Tenant hereby waives any claim for, any indirect, consequential or punitive damages, including loss of profits or business opportunity, arising under or in connection with this Lease.

41.10    For purposes of this Lease, “reasonable efforts” by Landlord shall not include an obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.

41.11    No act or thing done by Landlord or Landlord’s agents or employees during the Term shall be deemed an acceptance of a surrender of the Demised Premises, and no provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing and is signed by Landlord.

41.12    The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not be construed as a waiver or relinquishment for the future performance of such obligations of this Lease or the Rules and Regulations, or of the right to exercise such election but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of any Basic Rental or additional rent payable pursuant to this Lease or any other sums with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Basic Rental or additional rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated Basic Rental or additional rent, or as Landlord may elect to apply such payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Basic Rental or additional rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Basic Rental or additional rent or pursue any other remedy provided in this Lease.

41.13    CAPTIONS. The captions and section numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of each section of this Lease.

41.14    DRAFTING OF LEASE. Notwithstanding anything contained to the contrary contained herein or presumed at law or otherwise, the parties and signatories hereto hereby agree and acknowledge that, for the purposes of the interpretation or construction of this Lease and its riders, etc., neither party/signatory shall be deemed or considered to be the drafter of the Lease, it riders, etc., it being the intention of the parties that any interpretation and/or construction of the same be made by a court of competent jurisdiction without regard to the history of the drafting, or to the drafter(s), of the same.

41.15    THIS LEASE. The term “this Lease” shall mean the Preamble, Sections 1 through 42, and Exhibits A through H.

41.16    PREVAILING LANGUAGE. To the extent there is any conflict between (a) the Preamble and Sections 1 through 42; and, (b) Exhibits A through H, the Preamble and Sections 1 through 42 shall prevail.

41.17    TREASURY CLAUSE.

(a) Tenant warrants and represents to Landlord that Tenant does not operate under any other name and that Tenant does not have any affiliates or subsidiaries except as follows: (1) Covisint GmbH, and (2) Covisint Software Services (Shanghai) Ltd..

(b) Tenant warrants and represents to Landlord that Tenant and each of Tenants’ subsidiaries or affiliates are not listed on The United States Treasury Department’s Office of Foreign Assets Control’s list of specially Designated Nationals and Blocked Persons.

41.18    AUTHORITY. Tenant and Landlord represent and warrant that the persons signing this Lease are duly authorized to execute and deliver this Lease on behalf of the respective parties to the Lease and that all required corporate or partnership actions, if any, necessary to authorize such execution and delivery have taken place.

41.19    GENERAL MERGER. All understandings and agreements heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

41.20    ENTIRE AGREEMENT. All understandings and agreements heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such agreement is in writing and signed by both parties.

41.21    BILLS. Tenant agrees to make all checks for Basic Rental and Additional Rent payable to “Southfield HS Development LLC and Southfield HS RK LLC”. Landlord reserves the right to require Tenant to make all checks for Basic Rental and Additional Rent payable to an entity other than the entity set forth in the immediately preceding sentence; which right Landlord shall exercise by sending to Tenant a written notice.

41.22 WI-FI ACCESS: Tenant shall have the right to install a wireless intranet, Internet, and communications network (also known as “Wi-Fi”) within the Demised Premises for the use of Tenant and its employees and clients (the “Network”) subject to this clause and all the other clauses of this Lease as are applicable.

Tenant shall not solicit, suffer, or permit other tenants or occupants of the Building to use the Network or any other communications service, including, without limitation, any wired or wireless Internet service that passes through, is transmitted through, or emanates from the Demised Premises.

Tenant agrees that Tenant’s communications equipment and the communications equipment of Tenant’s service providers and contractors located in or about the Demised Premises or installed in the Building to service the Demised Premises including, without limitation, any antennas, switches, or other equipment (collectively, “Tenant’s Communications Equipment”) shall be of a type and, if applicable, a frequency that will not cause radio frequency, electromagnetic, or other interference to any other party or any equipment of any other party including, without limitation, Landlord, other tenants, or occupants of the Building or any other party. In the event that Tenant’s Communications Equipment causes or is believed to cause any such interference, upon receipt of notice from Landlord of such interference, Tenant will take all steps necessary to correct and eliminate the interference. If the interference is not eliminated within seventy two (72) hours, then, upon request from Landlord, Tenant shall shut down Tenant’s Communications Equipment pending resolution of the interference, with the exception of intermittent testing, upon prior notice to and with the approval of Landlord.

Tenant acknowledges that Landlord has granted and/or may grant lease rights, licenses, and other rights to various other tenants and occupants of the Building and to telecommunications service providers.

42.    Intentionally Omitted.

43.    Right of First Refusal.

(a)If Landlord shall receive an offer from a third party to lease all or a portion of the space then available for lease and contiguous to the Demised Premises on the sixth (6th) floor of the Building, as more particularly set forth in the attached Exhibit B-2 (the “Sixth Floor Refusal Space”) or on the fourth (4th) floor of the Building, as more particularly set forth in the attached Exhibit B-3 (the “Fourth Floor Refusal Space” together with the “Sixth Floor Refusal Space” shall collectively be referred to as the “First Refusal Space”), which Landlord intends to accept, prior to leasing the same pursuant to such offer, Tenant shall have the one-time right of first refusal to lease such space upon the terms and conditions hereinafter set forth (the “Right of First Refusal”).

(b)In the event such third party offer to lease such First Refusal Space includes a commencement date which occurs anytime following the Commencement Date of this Lease but prior to the conclusion of the third (3rd) Lease Year following the Commencement Date of this Lease, Tenant’s Right of First Refusal to lease such First Refusal Space shall be upon the same terms and condition as the Lease, except that:

i.
The commencement date with respect to the First Refusal Space (the “First Refusal Space Commencement Date”) shall occur one hundred twenty (120) days following delivery of the First Refusal Space to Tenant vacant and free of tenants.

ii.
Commencing upon the First Refusal Space Commencement Date, Tenant shall pay Annual Basic Rental for the First Refusal Space equal to the product obtained by multiplying (x) the quotient obtained by dividing the Annual Basic Rental payable with respect to the Demised Premises (in accordance with Section 1(g) hereof) by the rentable square foot area of the Demised Premises (in accordance with Section 1(d) hereof), by (y) the rentable square foot area of the First Refusal Space, as measured by Landlord’s architect in accordance with Section 2.2 hereof. The above notwithstanding, provided Tenant is not in an Event of Default beyond applicable notice, grace or cure periods, Basic Rental for the First Refusal Space shall be abated for the number of months following the First Refusal Space Commencement Date obtained by multiplying twelve (12) by the fraction which has a denominator equal to one hundred thirty two (132) and a numerator equal to the number of months remaining in the Term of the Lease as of the First Refusal Space Commencement Date (as such date is reasonably estimated by Landlord at that time).

iii.
In the event that the First Refusal Space is vacant at the time of the execution of the First Refusal Amendment, as hereinafter defined, Landlord shall deliver vacant possession of the First Refusal Space in its “as-is” condition, broom clean, to Tenant so Tenant can perform improvements within the First Refusal Space (“Tenant’s First Refusal Space Work”) within two (2) business days of execution of the First Refusal Amendment. In the event that the Expansion Premises is occupied by another tenant at the time of the execution of the Expansion Amendment, Landlord shall deliver possession of the Expansion Space in its as-is condition, broom clean, as soon as reasonably practical.

iv.
Landlord shall provide Tenant with an allowance to be applied towards the Cost of Tenant’s improvements to the First Refusal Space of the amount which is obtained by multiplying the rentable square foot area of the First Refusal Space (as measured by Landlord’s architect in accordance with Section 2.2 hereof) by the product obtained by multiplying: (a) the fraction where the denominator is one hundred thirty two (132) and the numerator is the number of months remaining in the Lease Term as of the First Refusal Space Commencement Date (as such date is reasonably estimated by Landlord at that time), and (b) Fifty Dollars ($50.00) (the “First Refusal Space Improvement Allowance”).

v.
Tenant’s improvements to the First Refusal Space and the First Refusal Space Improvement Allowance shall be subject to the same terms and conditions imposed on Tenant and Landlord with respect to Tenant’s Work in the Original Premises and the Tenant Improvement Allowance, as defined in and in accordance with Section 4 except that Landlord’s obligation to perform Landlord’s Work in the Demised Premises shall not create any obligation on behalf of Landlord to perform any work in the First Refusal Space except that, in the event the First Refusal Space comprises less than a full floor of the Building but more than half of the rentable area included in the floor of the Building on which the First Refusal Space is located, Landlord shall perform such work as is reasonably necessary to construct a public corridor to service the First Refusal Space as required by code (including associated lighting, HVAC, electric, wall finishes, ceiling finishes, and floor finishes using building standard materials).

(c)In the event such third party offer to lease such First Refusal Space includes a commencement date which occurs anytime after the conclusion of the third (3rd) Lease Year following the Commencement Date of this Lease, Tenant’s Right of First Refusal to lease such First Refusal Space shall be upon the same terms being offered by such third party pursuant to such offer.

(d)Landlord shall notify Tenant in writing of its intent to accept an offer to lease all or a portion of the First Refusal Space (“Landlord’s First Refusal Notice”). In the event the third party offer to lease such First Refusal Space includes a commencement date which occurs anytime after the conclusion of the third (3rd) Lease Year following the Commencement Date of this Lease, Landlord’s First Refusal Notice shall contain the terms and conditions of such third party offer (including the Basic Rental therefor and Landlord’s construction obligations, if any, thereto). Tenant shall have five (5) business days from receipt of Landlord’s First Refusal Notice to notify Landlord in writing that Tenant desires to lease the First Refusal Space upon the terms and conditions set forth in Landlord’s notice, which shall be issued in accordance with this paragraph and Sections 43(b) or 43(c), as applicable.

(e)If Tenant exercises its right to lease such First Offer Space in accordance with this Section 43, Landlord will prepare and deliver to Tenant an amendment (“First Refusal Amendment”) containing the above referenced terms and conditions upon which Tenant shall lease the First Offer Space. Tenant’s lease of the First Refusal Space shall otherwise be upon the same terms and conditions of this Lease. Tenant shall have twenty (20) days to execute and deliver the First Refusal Amendment to Landlord. If Tenant fails to execute and deliver the First Refusal Amendment to Landlord within twenty (20) days of receipt of the First Refusal Amendment, Tenant will be have conclusively deemed to have declined its Right of First Refusal as to that particular First Refusal Space, and Landlord shall be free to lease the space to a third party.

(f)If Tenant does not exercise its right to lease a First Refusal Space and Landlord leases such space to a third party and the Term of the lease with the third party expires prior to the Term of this Lease causing the same First Refusal Space to become available again and Landlord shall again receive an offer to lease the same First Refusal Space from a third party (or an offer to renew the lease with the existing tenant), Landlord shall not be obligated to re-offer such First Refusal Space to Tenant. The parties hereto acknowledge and agree that Tenant’s Right of First Refusal shall apply one time only with respect to any portion of the First Refusal Space.

(g)Tenant’s Right of First Refusal shall be subject to the right of The Albrecht Companies, Inc. to renew its lease for the Fourth Floor Refusal Space.

(h)Notwithstanding any contrary provision of this Section 41 or any other provision of this Lease, any exercise by Tenant of its right to lease First Refusal Space shall be void and of no effect unless on the date Tenant notifies Landlord that it elects to lease First Refusal Space and on the commencement date of the First Refusal Amendment: (i) this Lease is in full force and effect, (ii) no Event of Default has occurred under this Lease which remains continuing and uncured after expiration of any applicable notice and opportunity to cure, (iii) Tenant is then occupying the entire Demised Premises for the conduct of its business and Tenant has not assigned this Lease or sublet the Demised Premises other than to a Related Entity or pursuant to a permitted transfer under Section 17 and (iv) Tenant has not exercised its Contraction Option pursuant to paragraph 36 above (any of which conditions described in clauses (i), (ii), (iii), and (iv) may be waived by Landlord at any time in Landlord’s sole discretion).

44.    Signs.

(a)Tenant shall have the right to erect, at Tenant’s sole cost and expense, a non-neon panel sign on the monument sign adjacent to the Building on Central Park Boulevard in accordance with plans and specifications (specifying in reasonable detail, amongst other things, the dimensions, layout, color(s), and construction type of such signage as well as the manner in which such signage will be attached to the monument sign) submitted to Landlord by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed. All Tenant signs shall conform to and comply with applicable Law and local codes. Landlord shall either provide space on the existing monument sign adjacent to the Building on Central Park Boulevard for Tenant’s sign or shall provide space on a separate monument sign to be constructed adjacent to Central Park Boulevard reasonably similar to the existing monument sign in terms of visibility.

(b)Landlord shall, at its sole cost and expense, (i) install a building standard suite sign at the entrance to the Demised Premises, and (ii) provide Tenant with building standard signage on the Building directory located on the first floor of the Building.

45.    Generator.

(b)    Landlord will grant to Tenant, for Tenant’s own use and not for resale purposes, a non-exclusive license of sufficient space at the Development, as reasonably determined by Landlord, for the construction, installation, replacement, operation and use by Tenant of an electric generator, and other related equipment, including mountings and supports (collectively, “Tenant’s Generator”). Provided Tenant has submitted to Landlord plans and specifications for Tenant’s Generator and any necessary structural support signed and sealed by Tenant’s electrical and structural engineers together with evidence Tenant has obtained all necessary permits required to install Tenant’s Generator, and Landlord has approved the same (which approval shall not be unreasonably withheld or delayed), Landlord shall make available to Tenant reasonable access for the construction, installation, maintenance, repair, replacement, operation and use of Tenant’s Generator, all at Tenant’s sole cost and expense. Tenant shall have the right to test Tenant’s Generator on a monthly basis at reasonable times during non-business hours (but not on Sundays or between the hours of 10:00 p.m. and 6:00 a.m. daily) in accordance with Exhibit E, provided the scheduling of such test is arranged in advance with Landlord. Tenant shall be responsible for maintaining and repairing the Tenant’s Generator in good working order and maintaining all necessary licenses and permits required to operate Tenant’s Generator. Tenant covenants and agrees that Tenant shall not overuse or misuse the Tenant’s Generator, and that Tenant’s use of the Tenant’s Generator shall comply with all Applicable Laws, Legal Requirements, and all Rules and Regulations issued by Landlord with respect thereto. Landlord shall have the right, in Landlord’s sole discretion, at any time and from time to time during the Term, upon reasonable notice to Tenant, to relocate the Tenant’s Generator to another area of the Building. Tenant shall cooperate with Landlord to effectuate any such relocation. All costs involved in such relocation shall be borne by Landlord. Upon expiration or earlier termination of this Lease, Tenant shall remove Tenant’s Generator installed pursuant to this Section and shall restore the area where it was previously located to substantially its condition prior to installation of Tenant’s Generator described herein, reasonable wear and tear and casualty damage excepted. In the event that Landlord reasonably determines that Tenant’s Generator has not been properly maintained to an extent that its operation would present a risk to human health and safety or the integrity of the Development, or Tenant has failed to maintain any license or permit required under applicable law or code to operate Tenant’s Generator, then Landlord shall notify Tenant in writing of the same and Tenant shall, in instances involving risk to human health or safety, perform such repairs or maintenance which are reasonably necessary to eliminate such risk to human health or safety within two (2) business days of Landlord’s notice, or, in instances where Tenant has failed to maintain any license or permit required under applicable law or code to operate Tenant’s Generator, commence such corrective action which is reasonably required to restore such license or permit within two (2) business days of Landlord’s notice and thereafter shall diligently pursue the restoration of such license or permit until such license or permit is obtained as required by law. In the event Tenant fails to comply with the terms of the preceding sentence, Landlord shall have the right, in addition to other remedies afforded to it under this Lease, to render Tenant’s Generator temporarily inoperable until such time that Tenant provides reasonable evidence to Landlord that it has restored Tenant’s Generator to good working order or has renewed such applicable permits or licenses, as the case may be, and Tenant shall promptly reimburse Landlord for any associated reasonable out-of-pocket expenses incurred by Landlord upon receipt of an invoice accompanied by reasonable supporting documentation including invoices for work performed to render Tenant’s Generator temporarily inoperable. Except as otherwise provided for in this Section 43, Tenant’s installation of Tenant’s Generator shall be considered an Alteration in accordance with Section 9.1 of this Lease.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]
IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date set forth in Section 1(a).

WITNESS:	LANDLORD:
SOUTHFIELD HS DEVELOPMENT LLC AND SOUTHFIELD HS RK LLC, AS TENANTS-IN-COMMON By: TIME EQUITIES, INC., AS AGENT By: /s/ Richard Perry Name: Richard Perry_____________ Title: Director of Asset Management
WITNESS:	TENANT:
COVISINT CORP.

/s/ Sam Munaco	By: /s/ Enrico Dirigolamo
Name: Enrico Dirigolamo
Title: Chief Financial Officer

EXHIBIT “A”

Description of Land and Improvements

Parcel 2 (West):
Part of the Northeast 1/4 of Section 22, Town 1 North, Range 10 East, City of Southfield, Oakland County, Michigan, described as follows: Beginning at a point located distant North 1060.94 feet and South 87 degrees 00 minutes 00 seconds West 922.48 feet from the East 1/4 corner of said Section 22: thence proceeding thence South 87 degrees 00 minutes 00 seconds West 522.61 feet; thence North 01 degree 15 minutes 36 seconds East 732.82 feet; thence South 89 degrees 55 minutes 45 seconds East 489.23 feet; thence South 361.32 feet; thence 54.98 feet along an arc of a curve to the left, radius 1050.00 feet and chord bearing South 01 degree 30 minutes 00 seconds East 54.97 feet; thence South 03 degrees 00 minutes 00 seconds East 288.81 feet to the Point of Beginning.

Parcel 3 (Elevated Parcel):
Perpetual Easement Estate established by that certain Grant of Easement and Agreement for Maintenance executed between the City of Southfield and Teachers Insurance and Annuity Association of America, dated August 11, 1981 recorded in Liber 8086, Page 642, Oakland County Records and re-recorded in Liber 8132, Page 218, Oakland County Records, said easement being described as an expanse of space located in the City of Southfield, County of Oakland, State of Michigan, the centerline of which is described as follows: the centerline of a 150.00 foot wide expanse of space whose horizontal plane is defined as follows: Commencing at the East 1/4 corner of Section 22, Town 1 North, Range 10 East, City of Southfield, Oakland County, Michigan; thence along the East line of said Section 22, due North a distance of 1060.94 feet; thence South 87 degrees 00 minutes 00 seconds West 822.48 feet; thence North 03 degrees 00 minutes 00 seconds West 288.81 feet; thence along a curve to the right, a distance of 49.74 feet, radius of 950.00 feet, chord bearing of North 01 degree 30 minutes 00 seconds West 49.74 feet; thence due North 72.27 feet to the Point of Beginning; thence North 89 degrees 59 minutes 48 seconds West 100.00 feet to the Point of Ending and whose vertical plane is defined as lying above elevation 692.00 feet from mean sea level, as established by the United States Coast and Geodetic Survey, along with a 10.00 foot wide easement for supporting columns centered on the 100.00 foot width and running in a North-South direction the full 150.00 foot long length, said easement to run below the plane of 692.00 elevation to sufficient depths to adequately support the structure above.

Parking Easement:
Easement for parking as created, limited and defined in Declaration of Easement recorded in Liber 8326, Page 803, Oakland County Records.

EXHIBIT “B-1”

Demised Premises

EXHIBIT “B-2”

Sixth Floor Refusal Space

EXHIBIT “B-3”

Fourth Floor Refusal Space

EXHIBIT “C”

Janitorial Services

DAILY SERVICES: (Five Times Per Week)

l. Empty waste baskets.
2. Empty and clean ash trays, including those in public areas.
3. Dust desk tops which are clear of working papers.
4. Sweep or vacuum traffic areas – public and private.
5. Toilet rooms:
(a) Empty all waste receptacles.
(b) Sweep and wet mop floors.
(c) Clean and disinfect all fixtures and clean mirrors and shelves.
6. Clean and disinfect drinking fountains and water coolers.
7. Police parking areas for rubbish and trash.
8. Day porter services for Common Areas and restrooms

WEEKLY SERVICES:

1. Damp mop floors, stairways, lobbies and corridors.
2. Sweep or vacuum entire floor area – public and private.

MONTHLY SERVICES:

1. Strip, wax and polish floor in lobby area and isles.
2. Dust window blinds.
3. Wash all glass in office partitions.
4. Wash outside and inside building entry mats.

SEMI-ANNUAL SERVICES:

1. Power scrub tile areas and wax or apply floor treatment.
2. Wash windows.

EXHIBIT “D”

Building Rules and Regulations

1.	The Common Areas of the Building and the Development shall not be obstructed or used for any purpose other than coming to and from the Demised Premises.

2.
Landlord has the right to control access to the Building and the Development and refuse admittance to any person or persons without satisfactory identification or a pass issued by Tenant during hours determined by Landlord.

3.	Landlord shall upon reasonable notice have the right to enter upon the Demised Premises at reasonable hours for the purpose of inspecting the same.

4.
Landlord shall upon reasonable notice have the right to enter the Demised Premises at hours convenient to Tenant for the purpose of exhibiting the same to prospective tenants within one hundred eighty (180) day period prior the expiration of the Lease.

5.	No person shall disturb other occupants of the Building by making loud or disturbing notices.

6.
Soliciting, peddling and canvassing is prohibited in the Building and the Development and Tenant shall cooperate to prevent the same. Tenant shall not operate any vending machines in the Demised Premises without the prior written approval from Landlord.

7.
All deliveries and removal of furniture, equipment or other bulky items must take place after notification to Landlord, during such hours and in such manner as Landlord shall determine. (After-hours deliveries must be after 5:00 p.m. and before 8:00 a.m.). Upon arrival at the Building, check-in with security is mandatory. Tenant shall be responsible for all damage or injury resulting from the delivery or removal of all articles into or out of the Building, or the Development, or the Demised Premises by or on behalf of Tenant. No load shall be placed on the floors or in elevators in excess of the limits which shall be established by Landlord. Tenant cannot use the elevator for moving in or out of the Building without specific arrangements with Landlord (use of freight elevator only).

8.	Tenant shall not use any equipment emitting noxious fumes unless they are properly vented at Tenant’s expense.

9.
Nothing shall be attached to the interior or exterior of the Building without the prior written consent of Landlord. However, Tenant shall have the right to install and remove, within the Demised Premises (subject to the terms of the Lease), all of Tenant’s furniture and normal business equipment. Building standard levelor-style venetian blinds shall be used in windows provided by, and designated by, Landlord at Landlord’s sole cost. No other window treatments or objects shall be attached to, hung in or used in connection with any exterior of any door or window or from outside the Building. No article shall be placed on any window sill.

10.	No sign or other representation shall be placed on the interior or exterior of the Building without prior written consent of Landlord.

11.
No hazardous articles shall be brought into or kept in the Building at any time. No bicycles (except in designated areas), vehicles or animals, except seeing eye and aide dogs, of any kind shall be brought into or kept in or about the Building.

12.	No marking, painting, drilling, boring, cutting, defacing of the walls, floors, ceilings of the Building shall be permitted without the prior written consent of Landlord.

13.
The electrical system and lighting fixtures in the Building and the Demised Premises shall not be altered or disturbed in any manner without the prior written consent of Landlord. Any such alterations or additions must be performed by licensed personnel authorized by Landlord.

14.
The toilets and other plumbing fixtures shall not be used for any other purpose than those for which they are designed. No sweepings, rubbish or other similar materials or substances shall be deposited therein.

15.
Smoking is prohibited in the elevator(s), hallways, corridors, stairs, lobbies and other Common Areas of the Building as well as the Demised Premises. Smoking to only occur outside in designated smoking areas at least 50 feet away from the entrances. No smoking allowed at the South Building entrance.

16.
Tenant shall not waste electricity, water or air conditioning and shall cooperate fully with Landlord to assure the most effective and efficient operation of the heating and/or air conditioning system of the Building.

17.
Tenant assumes full responsibility for protecting the Demised Premises from theft, robbery and pilferage. Except during Tenant’s normal business hours, Tenant shall keep all doors to the Demised Premises locked and other means of entry to the Demised Premises closed and secured.

18.	All cleaning, repairing, janitorial, decorating, painting, or other services and work in and about the Demised Premises shall be done only by authorized Building personnel.

19.	Tenant or Tenant’s employees shall not distribute literature, flyers, handouts or pamphlets of any type in any of the Common Areas without the prior written consent of Landlord.

20.
Tenant shall not cook, otherwise prepare or sell, any food or beverages in or form the Demised Premises. However, Tenant shall have the right to prepare food for the exclusive use of Tenant’s employees.

21.
Tenant shall not permit the use of any apparatus for sound production or transmission or otherwise in such manner that the sound so transmitted or produced shall be audible or vibrations shall be detectable beyond the Demised Premises.

22.	Tenant shall keep all electrical and mechanical apparatus free of vibration, noise and air waves which may be transmitted beyond the Demised Premises.

23.	No floor covering shall be affixed to any floor in the Demised premises by means of glue or other adhesive, unless the installation procedure is approved by Landlord.

24.	Tenant shall comply with all rules and regulations established by Landlord pursuant to other applicable provisions of the Lease.

25.
Landlord shall initially supply Tenant with two (2) keys to each entry door to the Demised Premises as well as access cards for each outside door to the Building in an initial quantity as may be reasonably required by Tenant for its expected population of employees who Tenant desires be granted after-hours access to the Building. Replacement access cards or keys are also at Tenant’s expense. Landlord currently charges $10 for each replacement card, subject to modification from time to time as reasonably determined by Landlord.

26.
Landlord shall not be responsible for the violation of any of the foregoing rules and regulations by other tenants of the Building and shall not be obligated to enforce the same against other tenants. But Landlord shall enforce and apply the rules and regulations in a non-discriminatory manner. Landlord shall have the right to amend these rules and regulations from time to time.

EXHIBIT “E”

CONTRACTOR RULES AND REGULATIONS

Contractor agrees for itself, its employees, agents, clients, Landlords, licensees, invitees and guests, to comply fully with the following rules and regulations and with such reasonable modifications thereof and additions thereto as Landlord may make for the Property.

1.    The Common Areas of the Property shall not be used by Contractor for any purpose other than those for which they are intended or designated.

2.    Landlord has the right to control access to the Property and refuse admittance to any person or persons without satisfactory identification or a pass issued by Contractor during hours reasonably determined by Landlord.

3.    Soliciting, peddling and canvassing are prohibited in or on the Property and Contractor shall cooperate to prevent the same. Contractor or Contractor’s employees shall not distribute literature, flyers, handouts or pamphlets of any kind on the Property without prior written consent from Landlord. Contractor shall not make any room-to-room canvass to solicit business from other occupants of the Property.

4.    No signs, advertisements, or notices shall be painted or affixed on or to any windows or doors or other parts of the Property visible from the exterior or any common area or public areas of the Property. No part of the Property may be defaced or damaged by Contractor.

5.    Contractor shall not use the name of the Property for any purpose and shall not use any picture or likeness of the Property in any circulars, notices, advertisements or correspondence.

6.    Sidewalks, doorways, vestibules, entrances, corridors, stairways, passages, courts, elevators, and other similar areas shall not be obstructed by Contractor or used for any purpose other than ingress and egress to and from the Property and for going from one part of the Property to another. Contractors shall not place objects against glass partitions, doors or windows which would be unsightly from the Property’s corridors or other areas of the Property.

7.    Corridor doors, when not in use, shall be kept closed. Corridor doors should not be propped open without prior approval by Landlord. If doors are damaged as a result of propping, Contractor at Contractors sole cost shall be responsible for the cost to repair said doors.

8.    Contractor assumes responsibility for not compromising the protection of the Property from theft, burglary, robbery and pilferage. Except during normal business hours, Contractor shall keep all doors to the Property locked and other means of entry to the Property closed and secured.

9.    Each Contractor shall cooperate with Landlord in keeping its work area neat and clean.

10.    Landlord shall be in no way responsible to the Contractor, their agents, employees, or invitees for any loss of material goods from the premises or public areas or for any damages to any property therein from any cause whatsoever.

11.    A list of Landlord’s names and telephone numbers to use in the event of an emergency will be made available to the Contractor; Contractor is required to provide the same to Landlord.

12.    Contractor shall not hinder the work of other Contractors working in the Property at any time. Contractor shall provide adequate waste and rubbish receptacles to prevent unreasonable cost to Landlord in discharging its obligation regarding any services provided by Contractor.

13.    Landlord and Landlord’s agents shall at all times have the right to enter the work area to inspect and examine the same and to show the same to persons wishing to lease, purchase, or mortgage the Property or any part thereof.

14.    Contractor shall not place any additional locks or similar devices on any door and no locks shall be changed in its leased area of the Property without Landlord’s written consent. Additional keys can only be obtained through the Office of the Property or Landlord’s agent. Upon termination of the Contract or termination of Contractor’s possession of any portion of the Property, Contractor shall surrender all keys for door locks and other locks in or about the Property and shall make known to Landlord the combination of all locks, safes, cabinets and vaults. Should Contractor not surrender all keys with twenty-four (24) hours of completion or termination of the Contract, Contractor, at Contractors sole cost will be responsible for all costs related to re-keying a portion or all of the Property if required by Landlord.

15.    Demolition and removal of trash must be done after normal Property hours, i.e., between 5:30 p.m. and 7:30 a.m. Monday through Friday. Exceptions to this rule must be approved by Landlord.

16.    Any large dumpsters for the removal of construction debris are the responsibility of the Contractor and must be scheduled with Landlord, dumpsters shall be placed at the loading dock or approved designated areas. All dumpster areas must be kept neat and orderly. Dumpsters shall be removed promptly upon request. If dumpsters are to be placed directly on asphalt, the Contractor must supply wood to go under the wheels to protect the area. The Contractor shall be responsible to all damages caused by the dumpster.

17.    The Contractor and all Subcontractors will use rubber wheeled cars when moving material through the Property or removing trash from the Property. If metal wheeled moving devices are used, floors must be protected.

18.    Protection of all public corridor and elevator surfaces is the responsibility of the Contractor. Masonite floor protection and cardboard protection will be required throughout the job. Protection devices must be removed daily to facilitate cleaning.

19.    The Contractor is responsible for storing and securing all Contractor’s tools and materials. Storage space may be leased through the Office of the Property (if available).

20.    Contractors shall not make or permit any improper noises in the Property or otherwise interfere in any way with other tenants or persons having business with them.

21.    No portion of any area of the Property shall at any time be used or occupied as housing, sleeping or lodging quarters.

22.    Professional behavior is expected in the Property at all times. A professional manner is expected in all public areas and inappropriate language or comments will not be tolerated. Any Contractor (or its employee or subcontractor) caught drinking alcohol or under the influence of any illegal substance will be banned from the Property.

23.    While on site, contract workers will be confined to the designated work areas. Property security guards and property management will periodically inspect all areas of the Property. Any contract workers found in an unauthorized place may be subject to dismissal from the job site.

24.    Radios and other noise will be kept to a reasonable level so as not to disturb tenants and their guests.

25. The Property is a non-smoking facility. Smoking is prohibited in the elevator(s), hallways, corridors, stairs, lobbies, suites, and other common areas of the Property unless clearly designated to the contrary by Landlord.

26. Contractor shall not sell or prepare any food or beverages except from Landlord approved vending machines installed within the Property without Landlord’s prior written consent. Consumption of food and beverages on the job site must be supervised by the appropriate Contractor. The restaurants and convenience stores are open to Contractors and their employees during their respective operating hours.

27.    To insure orderly operation of the Property, no ice, bottled water, towels, newspapers, etc. shall be delivered to any lease area except by person appointed or approved by Landlord in writing.

28.    All Contractors will refer all representatives and installation technicians tendering any service to Landlord for Landlord’s agent supervision, prior approval, and control before the performance of any Contractors’ services. Contractors may not make any modifications, alterations, additions or repairs to the Property and may not install any furniture, fixtures or equipment in the Property which is in violation of any applicable building and/or fire code governing the Property. All Contractors shall provide working drawings and permits to the Office of Landlord’s agent prior to the performance of any work. The Contractor conducting the modifications must be a licensed Contractor, must obtain all necessary permits and approvals prior to commencing the modifications, and is subject to all rules and regulations of Landlord while performing work in the Property.

29.    All extraordinary costs associated with specification or plan review, such as consultant fees, shall be billed to Tenant as provided for in the Lease.

30.    Before any contract work begins, it must be determined whether such work will affect the Life Safety System, Building Management System, air balance, delivery of utilities, delivery of communications or other Property system. If it is determined that such contract work may adversely affect any system, it will be necessary for the Contractor to modify the plans to meet Property specifications.

31.    Unless prior arrangement are made with Landlord, movement of all equipment, dispatch, or receipt by Contractor of any material or merchandise including Contractor’s employees shall be restricted to the use of the freight deliver/dock area and freight elevators only. No materials may be delivered or removed through the main entrance doors, through the Property lobby or through the passenger elevator. All Contractors must use the service elevator for all vertical transportation. Movement into or out of the Property, by Contractor, of any merchandise or materials other than hand-delivered packages, which requires the use of elevators or stairways or movement through the Property entrances or lobby, shall be restricted to the hours designated by Landlord or its agent. Management will determine the method and routing of the movement of such items so as to ensure the safety of all persons and property concerned and Contractor shall be responsible for all costs and expenses associated therewith. Advance written notice of intent to move such items must be made to Landlord well before the time of such move. Contractor assumes all risk of damage to any and all articles so moved, as well as injury to any person or property in such movement, and hereby agrees to indemnify Landlord against any loss resulting there from. The Contractor must have its own supervisor on-site at any time material is delivered or moved. Landlord’s agent will not coordinate any deliveries or be responsible for signing or accepting any materials.

32.    Deliveries and movement of materials into and through the Property must be done after normal Property hours, i.e., between 5:30 p.m. and 7:30 a.m. Monday through Friday. Exceptions to this rule must be approved by Landlord or its agent.

33.    Should a Contractor require a telegraphic, telephonic, enunciator or other communication service, Landlord will direct electricians where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall approve, which approval will not be unreasonably withheld. Electric current shall not be used for power or heating without Landlord’s prior written permission.

34.    Contractor shall not use any equipment emitting noxious fumes or offensive odors unless they are properly vented at Contractor’s expense.

35.    No machinery of any kind, other than normal office equipment, shall be operated by any Contractor on its leased area without the prior written consent of Landlord’s agent, nor shall any Contractor use or keep in the Property, any flammable or explosive fluid or substance, such as gasoline, kerosene, naphtha, benzene or others explosives or any other articles of intrinsically dangerous nature, except in accordance with local fire codes and procedures approved by Landlord or its agent.

36.    Contractor will not tamper with or attempt to adjust temperature control thermostats anywhere in the Property.

37.    Plumbing fixtures and appliances shall be used only for the purpose for which designated. No sweeping, rubbish, rags, or other unsuitable material including toxic or flammable products shall be placed therein. Damage resulting from any such fixtures or machines from misuse by a Contractor shall be paid for by the Contractor, and Landlord shall not be responsible therefore.

38.    The electrical system and lighting fixtures in the Property shall not be altered or disturbed in any manner without the prior written consent from Landlord or its agent. Any such alterations or additions must be performed by licensed personnel authorized by Landlord or its agent. No marking, painting, drilling, boring, cutting or defacing of the walls, floors or ceilings of the Property, other than that which is reasonably necessary for the hanging of art work, diplomas and similar objects which do not require any material alteration to any wall, floor or ceiling, shall be permitted without the prior written consent of Landlord or its agent.
39.    Contractor shall not waste electricity, water or air-conditioning, and shall cooperate fully with Landlord to assure the most effective operation of the Property’s heating and air conditioning. Contractor shall not adjust any controls. Contractor shall not tie, wedge or otherwise fasten open any water faucet or outlet. Contractor shall ascertain from Landlord’s agent the maximum amount of electrical current, which can safely be used in the work area, taking into account the capacity of the electric wiring in the Property and the needs of other occupants, and shall not use more than such safe capacity. Landlord’s agent’s consent to the installation of electric equipment shall not relieve Contractor from the obligation not to use more electricity than such safe capacity.

40. No floor covering or other material shall be affixed to any floor in the Property by means of glue or other adhesive without Landlord’s prior written consent.

41. All hot-work including but not limited to: brazing, cutting, grinding , soldering, thawing pipe, torch applied roofing and welding must be approved by Landlord or its agent in advance. All approved hot work must be accompanied by hot work permit.

42. The Contractor must shut off all lights upon completion of the day’s activities.

43. Parking Regulations:

a.	Cars shall not park in the spaces designated as reserved for any tenant other than Tenant. There will be no parking in any area other than those areas clearly marked and defined for parking.

b.	Parking will be on the basis of first-come, first-served except for reserved spaces.

c.	All cars are to be parked in an orderly manner within the marked stalls provided.

d.	It is recommended that cars be left with their emergency brakes engaged and doors locked at all times.

e.	No car will be allowed to park in any driveway area or in any manner, which will interfere with the normal flow of traffic.

f.	Cars parked illegally will be towed at the car owner’s expense.

g.	Contractor agrees that all of its employees have been fully informed as to the content of these regulations.

h.	Landlord or Landlord’s agents and employees shall not be liable for and Contractor waives all claims resulting from any accident or occurrence in and upon the parking area.

i.	All automobiles parked in the parking areas shall be in good condition and repair.

j.
Automobile owner or owner’s agents shall not wash, wax or otherwise clean or prep the interior/exterior of vehicles or perform any maintenance whatsoever on vehicles within the parking area or on any part of the parking lot servicing the Property.

k.
In the event that automobile owner’s use of the parking area violates any local, county or state law, regulation or ordinance, automobile owner’s right to utilize the parking area shall immediately cease.

l.	Parking areas shall not be used for overnight parking, extended parking, to store vehicles or for parking large recreational vehicles.

44. Management reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as its judgment shall, from time to time, be needful for the safety, protection, care and cleanliness of the Property, the operation thereof, the preservation of good order therein and the protection and comfort of Tenants and their agents, employees, and invitees, which rules and regulations, when made and written notice thereof is given to a Contractor, shall be binding upon it in like manner as if originally herein prescribed.

EXHIBIT “F”

INTENTIONALLY OMITTED

EXHIBIT “G”

HEATING, VENTILATION AND AIR‑CONDITIONING SPECIFICATIONS

The heating, ventilation and air conditioning system shall be designed to be capable of maintaining inside conditions of not more than seventy eight (78) degrees Fahrenheit and fifty percent (50%) relative humidity when outside conditions are not more than ninety (90) degrees Fahrenheit dry bulb and seventy five (75) degrees Fahrenheit wet bulb and a temperature of seventy (70) degrees Fahrenheit when the outside temperature is ten (10) degrees Fahrenheit.

The design capabilities of the system are based upon and limited to the following conditions:

1.	Tenant’s occupancy does not exceed one (1) person for each two hundred (200) square feet of area within the Demised Premises.

2.	The total connected electrical load does not exceed four (4) watts per square foot of installed ceiling area for all purposes, including lighting and power.

3.	Proper use of window blinds to control sun load.

The system shall provide fresh air as per code requirements and is designed to provide a sound level of N.C. 40 plus or minus two decibels.
EXHIBIT “H”
Tenant’s Work

FIFTH FLOOR TENANT IMPROVEMENT

PROJECT SUBTITLE

PROJECT LOCATION: 26555 EVERGREEN, 5TH FLOOR
SOUTHFIELD, MICHIGAN 48076

TENANT: NAME
STREET ADDRESS
CITY, ST ZIP

ARCHITECT OF RECORD: KRAEMER DESIGN GROUP, PLC
ROBERT J. KRAEMER, RA, NCARB, LEED
STATE OF MICHIGAN CERTIFICATE NO. 1301040245
1420 BROADWAY
DETROIT, MI 48226
(313) 965-3399

MECHANICAL AND ELECTRICAL ENGINEER: PETER BASSO ASSOCIATES INC
SCOTT A. DAVIDSON
LICENSE #
5145 LIVERNOIS, SUITE 100
TROY, MI 48098

CONSTRUCTION MANAGER: OLIVER/HATCHER CONSTRUCTION
CONTACT NAME
LICENSE #
27333 MEADOWBROOK ROAD, SUITE 100
NOVI, MI 48377

CODE SUMMARY

BID ALTERNATES

DEFERRED SUBMITTALS

LOCATION MAP

SHEET INDEX

#	SHEET TITLE

PRELIMINARY NOT FOR CONSTRUCTION

KraemerDesignGroup

Architect

Consultant

Owner

Project

FIFTH FLOOR TENANT IMPROVEMENT
26555 EVERGREEN, 5TH FLOOR
SOUTHFIELD, MICHIGAN 48076

Seal

Date

Project Number

Sheet Title
COVER (W/ SHEET INDEX)

Sheet Number

2010 ADA STANDARDS FOR ACCESSIBLE DESIGN

ACCESSIBLE CLEARANCES

ACCESSIBLE DOOR CLEARANCES

ARCHITECTURAL SYMBOLS

MATERIALS LEGEND

GENERAL ARCHITECTURAL NOTES

ABBREVIATIONS

KramerDesignGroup

FIFTH FLOOR TENANT IMPROVEMENT

PRELIMINARY NOT FOR CONSTRUCTION

GENERAL ARCHITECTURAL NOTES

G101

COMPOSITE FLOOR PLAN

SCALE: 3/32" = 1'-0"

KramerDesignGroup

FIFTH FLOOR TENANT IMPROVEMENT

PRELIMINARY NOT FOR CONSTRUCTION

Sheet Title

COMPOSITE FLOOR PLAN

Sheet Number

A100

GENERAL NOTES

CONSTRUCTION KEYNOTES

PARTIAL FIFTH FLOOR PLAN

KEY PLAN

FIFTH FLOOR TENANT IMPROVEMENT

PRELIMINARY NOT FOR CONSTRUCTION

PARTIAL FLOOR PLAN

A101

PARTIAL FIFTH FLOOR PLAN

SCALE: 1/8" = 1'-0"

GENERAL NOTES

CONSTRUCTION KEYNOTES

KEY PLAN

SCALE: NTS

KrameaDesignGroup

Architect

Consultant

Owner

FIFTH FLOOR TENANT IMPROVEMENT

Project

PRELIMINARY NOT FOR CONSTRUCTION

Seal

Date

Project Number

Sheet Title

PARTIAL FLOOR PLAN

Sheet Number

A102

EXHIBIT “I”
Landlord’s Work

OPEN AREA
CORRIDOR
OPEN AREA
JANITOR'S CLOSET
WOMEN'S
MEN'S
REFER TO ENLARGED RESTROOM PLAN
OPEN AREA
ELEVATOR LOBBY
OPEN AREA

PRELIMINARY FLOOR PLAN

SCALE: 1/16" = 1'-0"

DOOR LEGEND

- EXISTING DOOR TO REMAIN
- EXISTING DOOR TO BE REMOVED
- NEW OR RELOCATED BUILDING STANDARD DOOR

WALL LEGEND

- EXISTING WALL TO REMAIN
- EXISTING WALL TO BE REMOVED
- NEW BUILDING STANDARD WALL TO BE CONSTRUCTED

ELECTRICAL LEGEND

- NEW DUPLEX RECEPTACLE

ALL FURNITURE, EQUIPMENT, APPLIANCES, ETC. SHOWN IS BY THE TENANT AND IS SHOWN FOR REFERENCE ONLY. FURNITURE DIMENSIONS ARE TO BE VERIFIED BY TENANT'S FURNITURE VENDOR.

GENERAL/ARCHITECTURAL

1. DEMOLISH EXISTING CEILING GRID, REMOVE LIGHT FIXTURES AND INSTALL TEMPORARY LIGHTING.
2. EXISTING DOORS, FRAMES & HARDWARE TO REMAIN.
3. MECHANICAL/ELECTRICAL/PLUMBING DESIGN INTENT OR ENGINEERED DRAWINGS MAY NEED TO BE SUBMITTED TO THE CITY AS PART OF THE CONTRACTOR'S SCOPE.

MECHANICAL/PLUMBING

1. REMOVE ANY FLEXIBLE DUCT AND STORE AIR OUTLETS IN BUILDING SUPPLY.

ELECTRICAL

1. DEMOLISH EXISTING CEILING GRID, REMOVE LIGHT FIXTURES AND INSTALL TEMPORARY LIGHTING.
2. REMOVE ANY EXISTING AND UNUSED DATA CABLING.

PRICING SCHEDULE

ROOM #	ROOM NAME	WALLS	MILLWORK	CEILING	LIGHTING	ELEC.	HVAC	PLUMBING	OTHER
500	OPEN AREA	EXISTING	NONE	REMOVE EXISTING CEILING GRID.	REMOVE EXISTING LIGHT FIXTURES. INSTALL TEMPORARY LIGHTING.	UTILIZE EXISTING RECEPTACLES WHEREVER POSSIBLE.	EXISTING TO REMAIN. REMOVE ANY FLEXIBLE DUCT AND STORE AIR OUTLETS IN BUILDING SUPPLY.	NONE	
501	ELEVATOR LOBBY	EXISTING	NONE					NONE	
502	OPEN AREA	EXISTING	NONE					NONE	
503	MEN'S RESTROOM	REFER TO RESTROOM PLAN	REFER TO RESTROOM PLAN	REFER TO RESTROOM PLAN	REFER TO RESTROOM PLAN	REFER TO RESTROOM PLAN	REFER TO RESTROOM PLAN	REFER TO RESTROOM PLAN	
504	WOMEN'S RESTROOM								
505	JANITOR'S CLOSET								
506	OPEN AREA	EXISTING	NONE	REMOVE EXISTING CEILING GRID.	REMOVE EXISTING LIGHT FIXTURES. INSTALL TEMPORARY LIGHTING.	UTILIZE EXISTING RECEPTACLES WHEREVER POSSIBLE.	EXISTING TO REMAIN. REMOVE ANY FLEXIBLE DUCT AND STORE AIR OUTLETS IN BUILDING SUPPLY.	NONE	
507	CORRIDOR	EXISTING	NONE					NONE	
508	OPEN AREA	EXISTING	NONE					NONE	

DAVIS & DAVIS

PROJECT TITLE
TRAVELER TOWER II
26533 EVERGREEN - 5TH FLOOR
SOUTHFIELD, MI 48076

SHEET TITLE
PRELIMINARY PRICING PLAN

JOB NO.
14300

SHEET NO.
PP1

504
WOMEN'S
19'-0"X14'-3"
503
MEN'S
22'-0"X14'-3"
COORDINATE AREAS OF DEMOLITION WITH PROPOSED PLAN, TYP.

PRELIMINARY FLOOR PLAN WITH DEMO
SCALE: 1/4" = 1'-0"

505
JAN. CLOSET
504
WOMEN'S
19'-0"X14'-3"
503
MEN'S
22'-0"X14'-3"

PRELIMINARY FLOOR PLAN
SCALE: 1/4" = 1'-0"

KEY PLAN

GENERAL/ARCHITECTURAL

1. REPAIR AND PATCH WALLS, FLOOR, AND CEILING AS REQUIRED FOR NEW FINISHES.
2. INSTALL NEW BUILDING STANDARD SOLID CORE WOOD ENTRY DOOR, FRAME, CLOSER, KICK PLATE, PUSH/PULLS HARDWARE, ETC. AT MEN'S #503 AND WOMEN'S #504.
3. INSTALL NEW BUILDING STANDARD SOLID CORE WOOD DOOR, FRAME AND LOCKSET AT JANITOR'S CLOSET #505.
4. PROVIDE AND INSTALL NEW PLASTIC LAMINATE TOILET PARTITIONS.
5. MECHANICAL/ELECTRICAL/PLUMBING DESIGN INTENT OR ENGINEERED DRAWINGS MAY NEED TO BE SUBMITTED TO THE CITY AS PART OF THE CONTRACTOR'S SCOPE.

MECHANICAL/PLUMBING

1. PROVIDE & INSTALL NEW SOLID SURFACE COUNTERTOPS WITH UNDERMOUNT SINKS, AUTOMATIC FAUCETS AND AUTOMATIC SOAP DISPENSERS AS INDICATED ON PLAN. UTILIZE EXISTING POINT OF USE HOT WATER HEATER IF AVAILABLE, OTHERWISE PROVIDE NEW.
2. INSTALL TOILETS AND URINALS WITH AUTOMATIC FLUSH VALVES.
3. PROVIDE & INSTALL NEW WALL MOUNTED, HI-LO ADA COMPLIANT WATER COOLER.
4. RELOCATE EXISTING OR INSTALL NEW SPRINKLER HEADS AND FIRE ALARMS AS NECESSARY FOR NEW LAYOUT.
5. ALL NEW PLUMBING FIXTURES TO BE INSTALLED USING EXISTING PLUMBING LOCATIONS WHENEVER POSSIBLE.

ELECTRICAL

1. PROVIDE AND INSTALL NEW 2X2 AVANTI DIRECT/INDIRECT LIGHT FIXTURES.
2. ALL POWER WITHIN 6' OF WATER TO BE GFI'S GROUND FAULT CIRCUIT INTERRUPTER PER CODE.
3. VERIFY ALL POWER MOUNTING HEIGHTS AND LOCATIONS PRIOR TO CONSTRUCTION.
4. INSTALL POWER WHERE INDICATED. IF POWER IS EXISTING IN A SIMILAR LOCATION AS THE PROPOSED, UTILIZE EXISTING.

FINISHES

1. INSTALL NEW FLOOR TILE, 48" HIGH WALL TILE ON WET WALLS AND 4" HIGH TILE BASE ON ALL OTHER WALLS.
2. WALL COVERING TO BE INSTALLED ON ALL WALLS, REFER TO PLAN FOR ACCENT WALLCOVERING LOCATIONS.
3. INSTALL NEW ARMSTRONG SILHOUETTE OR USG FINELINE 2X2 CEILING GRID AND NEW ARMSTRONG 2X2 DUNE CEILING TILES WITH BEVELED TEGULAR EDGE.
4. PROVIDE AND INSTALL NEW 4' HIGH MIRROR ABOVE BACKSPLASH ACROSS WALL IN FRONT OF SINKS/COUNTERTOP.

PRICING SCHEDULE

ROOM #	ROOM NAME	FLOORING	BASE	WALLS	MILLWORK	CEILING	LIGHTING	ELEC.	HVAC	PLUMBING	OTHER
504	WOMEN'S RESTROOM	T1 FIELD / T2 BORDER	T2	T2/WC1/WC2	SS/PL1	NEW SILHOUETTE OR FINE LINE CEILING GRID. NEW ARMSTRONG 2X2 DUNE CEILING TILES WITH BEVELED TEGULAR EDGE	NEW 2X2 AVANTI DIRECT/INDIRECT LIGHT FIXTURES	UTILIZE EXISTING POWER WHERE INDICATED IF AVAILABLE, OTHERWISE PROVIDE NEW	UTILIZE EXISTING WHENEVER POSSIBLE. MODIFY EXISTING PLACEMENT AS NECESSARY. CONFIRM ALL ZONING REQUIREMENTS WITH TENANT & PROPERTY MANAGER.	INSTALL NEW PLUMBING AS SPECIFIED	
503	MEN'S RESTROOM	T1 FIELD / T2 BORDER	T2	T2/WC1/WC2	SS/PL1					INSTALL NEW PLUMBING AS SPECIFIED	

FINISH SELECTIONS

FLOORING

T1 — PORCELAIN FIELD TILE
DIST.: VIRGINIA TILE
MANUF.: ANATOLIA
STYLE: ZERA ANNEX
COLOR: SILVER
SIZE: 12"X24"
REMARK: STACKED INSTALL

T2 — PORCELAIN ACCENT/WALL/BASE TILE
DIST.: VIRGINIA TILE
MANUF.: ANATOLIA
STYLE: ZERA ANNEX
COLOR: CARBON
SIZE: 12"X24", 4"X24" BASE
REMARK: 12" BORDER ON FLOOR 48" STACKED INSTALL ON WET WALLS, 4" WALL BASE

WALL FINISHES

WC1 — VINYL WALL COVERING
DIST.: MDC WALLCOVERING
MANUF.: VYCON
STYLE: TYPE II, VVP601

WC2 — ACCENT VINYL WALL COVERING
DIST.: MDC WALLCOVERING
MANUF.: VYCON
STYLE: TYPE II, VVP608
REMARK: INSTALL ON SOUTH WALL ABOVE WALL TILE

PLASTIC LAMINATE

PL1 — PLASTIC LAMINATE (TOILET PARTITIONS)
MANUF.: FORMICA
COLOR: BRUSHED ALUMINUM
STYLE: 2193-58
FINISH: BRUSHED
REMARK: FACE OF TOILET PARTITIONS

PL2 — PLASTIC LAMINATE (EDGES)
MANUF.: FORMICA
STYLE: COLORCORE2 8090-58
COLOR: BLACK
FINISH: MATTE
REMARK: EDGES OF TOILET PARTITIONS

SOLID SURFACE

SS1 — SOLID SURFACE (COUNTERTOP)
MANUF.: AVONITE OR EQ.
COLOR: SILVER COMET (C)-8858
FINISH: POLISHED
REMARK: COUNTERTOP, 4" BACKSPLASH AND 6" APRON

METAL TRIM

MT1 — METAL TRIM
MANUF.: SCHLUTER
FINISH: BRUSHED ALUMINUM
REMARK: INSTALL ON TOPS OF WALL BASE AND WALL TILE ON WET WALLS

PLUMBING FIXTURES

TOILET
MANUF.: SLOAN
STYLE: HIGH EFFICIENCY WALL HUNG TOILET, 1.6GPF
COLOR: WHITE
MODEL: WETS 2050.1001-1.6
REMARK: PROVIDE SLOAN OPTIMA, SIDE MOUNT OPERATOR/SENSOR, EBV-89-A-M

URINAL
MANUF.: SLOAN
STYLE: HIGH EFFICIENCY URINAL, 1.0GPF
COLOR: WHITE
MODEL: WEUS-1000.1001-1.0
REMARK: PROVIDE SLOAN OPTIMA, SIDE MOUNT OPERATOR/SENSOR, EBV-89-A-M

SINK
MANUF.: KOHLER
STYLE: VITREOUS CHINA, UNDERMOUNT, WITH OVERFLOW
COLOR: WHITE
MODEL: VERTICYL K-2881-0

FAUCET
MANUF.: TECHNICAL CONCEPTS (TC)
STYLE: AUTOMATIC SENSOR ACTIVATED, BATTERY OPERATED, SINGLE HOLE MOUNT
FINISH: POLISHED CHROME
MODEL: MILANO, 1USSC 1800386

SOAP DISPENSER
MANUF.: TECHNICAL CONCEPTS (TC)
STYLE: AUTOMATIC SENSOR ACTIVATED, BATTERY OPERATED, SINGLE HOLE MOUNT
FINISH: POLISHED CHROME
MODEL: ONESHOT LOW PROFILE TC405341

WATER COOLER
MANUF.: ELKAY
STYLE: VERSATILE BI-LEVEL WATER COOLER
FINISH: LIGHT GRAY GRANITE VINYL CLAD STEEL
MODEL: EZSTL8SLC

ACCESSORIES

PAPER TOWEL DISPENSER
MANUF.: KIMBERLY-CLARK PROFESSIONAL
STYLE: SANITOUCH HARD ROLL TOWEL DISPENSER
SIZE: 12.63"X16.13"X10.2"
FINISH: SMOKE
MODEL: 09996

TOILET PAPER DISPENSER
MANUF.: KIMBERLY-CLARK PROFESSIONAL
STYLE: CORELESS DOUBLE ROLL DISPENSER
SIZE: 10.13"X7.13"X6.38"
FINISH: STAINLESS STEEL
MODEL: 09606

TOILET SEAT COVER DISPENSER
MANUF.: KIMBERLY-CLARK PROFESSIONAL
STYLE: PERSONAL SEATS DISPENSER
SIZE: 16.63"X12.38"X2.5"
FINISH: STAINLESS STEEL
MODEL: 09512

COAT HOOKS
MANUF.: BOBRICK
STYLE: COAT HOOK WITH BUMPER
FINISH: SOLID CAST ALUMINUM, MATTE FINISH
MODEL: B-212

GRAB BARS
MANUF.: BOBRICK
STYLE: 1 1/2" DIAMETER
SIZE: MULTIPLE, AS REQUIRED BY CODE
FINISH: STAINLESS STEEL IN SATIN FINISH
MODEL: B-5806 SERIES

SANITARY NAPKIN DISPOSAL
MANUF.: BOBRICK
STYLE: CONTURA SERIES, SURFACE MOUNTED
FINISH: STAINLESS STEEL IN SATIN FINISH
MODEL: B-270

DOOR LEGEND

- EXISTING DOOR TO REMAIN
- EXISTING DOOR TO BE REMOVED
- NEW OR RELOCATED BUILDING STANDARD DOOR

WALL LEGEND

- EXISTING WALL TO REMAIN
- EXISTING WALL TO BE REMOVED
- NEW BUILDING STANDARD WALL TO BE CONSTRUCTED

ELECTRICAL LEGEND

- NEW DUPLEX RECEPTACLE

ALL FURNITURE, EQUIPMENT, APPLIANCES, ETC. SHOWN IS BY THE TENANT AND IS SHOWN FOR REFERENCE ONLY. FURNITURE DIMENSIONS ARE TO BE VERIFIED BY TENANT'S FURNITURE VENDOR.

DAVIS & DAVIS

PROJECT TITLE: TRAVELER TOWER II
26533 EVERGREEN - 5TH FLOOR
SOUTHFIELD, MI 48076

SHEET TITLE: PRELIMINARY PRICING PLAN RESTROOMS

JOB NO.: 14300

SHEET NO.: PP1

EXHIBIT “J”
Reserved Parking Plan

17 PARKING SPACES
15 PARKING SPACES
28 PARKING SPACES
RAMP DOWN
RAMP UP
26 PARKING SPACES
18 PARKING SPACES
21 PARKING SPACES
9 PARKING SPACES
16 PARKING SPACES
NOTE: COORDINATE LOCATION OF R.C.'S W/PLUMBING CONTRACTOR

EXHIBIT “K”
First Floor Plan

Parking Structure
26533 Evergreen Road
Southfield, Michigan 48076
Fifteen (15) parking spaces reserved for Tenant’s exclusive use
15
14
13
12
11
10
9
8
7
6
5
4
3
2
1

Form of Non-Disturbance Agreement
SUBORDINATION, NON‑DISTURBANCE AND ATTORNMENT AGREEMENT
THIS SUBORDINATION, NON‑DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") is made as of the ____ day of __________, 2014, by and between GOLDMAN SACHS BANK USA, having an address at 222 South Main Street, Salt Lake City, UT 84101, its successors and assigns ("Lender") and COVISINT CORP., having an address at One Campus Martius, Suite 700, Detroit, Michigan 48226 ("Tenant").
RECITALS:
A.    Lender is the present owner and holder of that certain deed of trust dated October 25, 2013 (the "Security Instrument"), given by SOUTHFIELD HS DEVELOPMENT, LLC and SOUTHFIELD HS RK, LLC, as tenants-in-common ("Landlord") to Lender, which encumbers Landlord's interests in those certain premises described in Exhibit A attached hereto (the "Property");
B.    Tenant shall occupy a portion of the Property under and pursuant to the provisions of a certain lease dated __________, 2014 between Landlord, as landlord, and Tenant, as tenant (the "Lease"); and
C.    Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.
AGREEMENT:
For good and valuable consideration, Tenant and Lender agree as follows:
1.    Subordination. Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Security Instrument and to the lien thereof and all terms, covenants and conditions set forth in the Security Instrument including, without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease.
2.    Non-Disturbance. Lender agrees that if any action or proceeding is commenced by Lender for the foreclosure of the Security Instrument or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law; provided, however, that such joinder shall not result in the termination of the Lease or disturb Tenant's possession or use of the premises demised thereunder, and the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Security Instrument shall be made subject to all rights of Tenant under the Lease; provided, further, however, that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the Lease shall be in full force and effect and (b) Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant's part to be observed or performed beyond the expiration of any applicable notice or grace periods.
3.    Attornment. Lender and Tenant agree that, subject to Section 2 above, upon the conveyance of the Property to Lender or any other transferee (the "Transferee") by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between the Transferee and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to the Transferee and the Transferee shall accept such attornment; provided, however, that the provisions of the Security Instrument shall govern with respect to the disposition of any casualty insurance proceeds or condemnation awards and the Transferee shall not be (a) obligated to complete any construction work required to be done by Landlord pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant other than with respect to the Tenant Improvement Allowance (as defined in the Lease), to the extent that such allowance, or portion thereof, remains unpaid after the date upon which the Transferee became the owner of the Property, which Tenant agrees that it shall receive all portions of monies in connection with any such allowance as a credit against the Basic Rental (as defined in the Lease) and the Lender shall not be required to pay any monies out-of-pocket to the Tenant, (b) liable (i) for Landlord's failure to perform any of its obligations under the Lease which have accrued prior to the date on which the Transferee shall become the owner of the Property, or (ii) for any act or omission of Landlord, whether prior to or after such foreclosure or sale (Provided, however, the foregoing Sections 3(b)(i) and 3(b)(ii) shall not limit (except for matters subject to Sections 3(a) and Sections 3(d) herein) either Tenant’s rights to claims against Lender because of events occurring after the date of attornment, or Lender’s obligations to correct any conditions that existed as of the date of attornment and that violate Lender’s obligations as Landlord under the Lease), (c) required to make any repairs to the Property or to the premises demised under the Lease required as a result of fire, or other casualty or by reason of condemnation unless the Transferee shall be obligated under the Lease to make such repairs and shall have received sufficient casualty insurance proceeds or condemnation awards to finance the completion of such repairs, (d) required to make any capital improvements to the Property or to the premises demised under the Lease which Landlord may have agreed to make, but had not completed, or to perform or provide any services not related to possession or quiet enjoyment of the premises demised under the Lease, (e) subject to any offsets, defenses, abatements or counterclaims which shall have accrued to Tenant against Landlord prior to the date upon which the Transferee shall become the owner of the Property, except for the abatement of Basic Rental (as defined in the Lease) provided for in Sections 1(g), 8.5, 11.1 and 43 of the Lease, if any, and Tenant’s right to apply unused portions of the Tenant Improvement Allowance (as defined in the Lease) as a credit against payments of Basic Rental (as defined in the Lease), in both instances only as applicable to periods following the date upon which the Transferee shall become owner of the Property, (f) liable for the return of rental security deposits, if any, paid by Tenant to Landlord in accordance with the Lease unless such sums are actually received by the Transferee, (g) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any prior Landlord unless (i) such sums are actually received by the Transferee or (ii) such prepayment shall have been expressly approved of by the Transferee, (h) bound to make any payment to Tenant which was required under the Lease, or otherwise, to be made prior to the time the Transferee succeeded to Landlord's interest, except for any portion of the Tenant Improvement Allowance (as defined in the Lease), if any, which remains unpaid but is owed to Tenant as of the date upon which the Transferee shall become owner of the Property, which Tenant agrees that it shall receive all portions of monies in connection with such allowance as a credit against the Basic Rental (as defined in the Lease) and the Lender shall not be required to pay any monies out-of-pocket to the Tenant, (i) bound by any agreement materially amending or modifying the economic terms of the Lease or terminating the Lease (except a termination as specifically set forth in the Lease) made without the Lender's prior written consent prior to the time the Transferee succeeded to Landlord's interest, or (j) bound by any assignment of the Lease or sublease of the Property, or any portion thereof, made prior to the time the Transferee succeeded to Landlord's interest other than if permitted pursuant to the provisions of the Lease.
4.    Notice to Tenant. After notice is given to Tenant by Lender that the Landlord is in default under the Security Instrument and that the rental payments due under the Lease should be paid to Lender pursuant to the terms of the assignment of leases and rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.
5.    Lender's Consent. Tenant shall not, without obtaining the prior written consent of Lender, (a) enter into any agreement materially amending or modifying the economic terms of the Lease or terminating the Lease (except a termination as specifically set forth in the Lease), (b) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, (c) voluntarily surrender the premises demised under the Lease or terminate the Lease without cause or shorten the term thereof, or (d) assign the Lease or sublet the premises demised under the Lease or any part thereof other than as permitted pursuant to the provisions of the Lease; and any such amendment, modification, termination, prepayment, voluntary surrender, assignment or subletting, without Lender's prior consent, shall not be binding upon Lender.
6.    Lender to Receive Notices. Tenant shall provide Lender with copies of all written notices sent to Landlord pursuant to the Lease simultaneously with the transmission of such notices to the Landlord. Tenant shall notify Lender of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease or to an abatement of the rents, additional rents or other sums payable thereunder, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of such an abatement shall be effective unless Lender shall have received notice of default giving rise to such cancellation or abatement and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.
7.    Notices. All notices, requests, demands, statements, authorizations, approvals, directions, consents and other communications provided for herein shall be given or made in writing and shall be deemed sufficiently given or served for all purposes as of the date (a) when hand delivered (provided that delivery shall be evidenced by a receipt executed by or on behalf of the addressee), (b) three (3) days after being sent by postage pre-paid registered or certified mail, return receipt requested, (c) one (1) Business Day after being sent by reputable overnight courier service (with delivery evidenced by written receipt), or (d) with a simultaneous delivery by one of the means in (a), (b) or (c) by facsimile, when sent, with confirmation and a copy sent by first class mail, in each case addressed to the intended recipient at the following address, or, as to any party, at such other address as shall be designated by such party in a notice to each other party:

If to Tenant:
Prior to the Commencement Date of the Lease:

One Campus Martius, Suite 700
Detroit, Michigan 48226
Attn:    General Counsel

After the Commencement Date of the Lease:

26533 Evergreen Road, Suite 500
Southfield, Michigan 48076
Attn: General Counsel

If to Lender:	Goldman Sachs Bank USA 222 South Main Street Salt Lake City, UT 84101 Facsimile No.: (801) 884-1525

With a copy to:	Greenberg Traurig, LLP 445 Hamilton Avenue White Plains, NY 10601 Attention: Gregory P. Murphy
Facsimile No.: (914) 206-4563
For purposes of this Section, the term "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.
8.    Joint and Several Liability. If Tenant consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of Lender and Tenant and their respective successors and assigns.
9.    Definitions. The term "Lender" as used herein shall include the successors and assigns of Lender and any person, party or entity which shall become the owner of Landlord's interest in the Property by reason of foreclosure of the Security Instrument or the acceptance of a deed (or assignment) in lieu of a foreclosure of the Security Instrument or other similar process. The term "Landlord" as used herein shall mean and include the present landlord under the Lease and such landlord's predecessors and successors in interest under the Lease, but shall not mean or include Lender or the Lenders. The term "Property" as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Security Instrument.
10.    No Oral Modifications. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.
11.    Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the state where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the state where the Property is located.
12.    Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.
13.    Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
14.    Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
15.    Further Acts. Tenant will, at the cost of Tenant, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts and assurances as Lender shall, from time to time, require, to confirm the rights and the agreements hereunder, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement, or for complying with all applicable laws.
16.    Limitations on Liability. Tenant acknowledges that it is not a third-party beneficiary under the Security Instrument or the loan documents related thereto. In no event shall Lender or the Lenders or any purchaser of the Property at foreclosure sale or any grantee of the Property named in a deed-in-lieu of foreclosure, nor any heir, legal representative, successor, or assignee of Lender or the Lenders or any such purchaser or grantee (Lender, the Lenders, and any such purchaser, grantee, heir, legal representative, successor or assignee, collectively, the "Subsequent Landlord") have any personal liability for the obligations of Landlord under the Lease and should the Subsequent Landlord succeed to the interests of the Landlord under the Lease, Tenant shall look only to the estate and property of any such Subsequent Landlord in the Property for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Subsequent Landlord as landlord under the Lease, and no other property or assets of any Subsequent Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to the Lease; provided, however, that Tenant may exercise any other right or remedy provided thereby or by law in the event of any failure by Subsequent Landlord to perform any such material obligation.
[Signature page follows.]
IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.
LENDER:

GOLDMAN SACHS BANK USA

By:
Name:
Title:

STATE OF NEW YORK    )
) ss.
COUNTY OF    NEW YORK     )

On the ___ day of _________, in the year 2014 before me, the undersigned, personally appeared _______________, personally known to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public
TENANT:

COVISINT CORP.
a Michigan corporation

By:
Name:
Title:

STATE OF ___________    )
) ss.
COUNTY OF    ___________     )

On the ___ day of _________, in the year 2014 before me, the undersigned, personally appeared _______________, personally known to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public
The undersigned accepts and agrees to
the provisions of Section 5 hereof:
LANDLORD:
SOUTHFIELD HS DEVELOPMENT, LLC, a
Michigan Limited Liability Company
By:     Time Equities, Inc., its Agent
By:
Name:
Title:

SOUTHFIELD HS RK, LLC, a
Michigan Limited Liability Company
By:     Time Equities, Inc., its Agent
By:
Name:
Title:

STATE OF NEW YORK    )
) ss.
COUNTY OF    NEW YORK     )

On the ___ day of _________, in the year 2014 before me, the undersigned, personally appeared _______________, personally known to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

EXHIBIT A
LEGAL DESCRIPTION OF THE PROPERTY
WITNESSETH, That the Mortgagor mortgages and warrants to the Mortgagee, his/her/their heirs, successors and assigns, lands situated in the City of Troy and Southfield, County of Oakland, and State of Michigan, and particularly described as follows:
Parcel 2 (West):
Part of the Northeast 1/4 of Section 22, Town 1 North, Range 10 East, City of Southfield, Oakland County, Michigan, described as follows: Beginning at a point located distant North 1060.94 feet and South 87 degrees 00 minutes 00 seconds West 922.48 feet from the East 1/4 corner of said Section 22: thence proceeding thence South 87 degrees 00 minutes 00 seconds West 522.61 feet; thence North 01 degree 15 minutes 36 seconds East 732.82 feet; thence South 89 degrees 55 minutes 45 seconds East 489.23 feet; thence South 361.32 feet; thence 54.98 feet along an arc of a curve to the left, radius 1050.00 feet and chord bearing South 01 degree 30 minutes 00 seconds East 54.97 feet; thence South 03 degrees 00 minutes 00 seconds East 288.81 feet to the Point of Beginning.
Parcel 3 (Elevated Parcel):
Perpetual Easement Estate established by that certain Grant of Easement and Agreement for Maintenance executed between the City of Southfield and Teachers Insurance and Annuity Association of America, dated August 11, 1981 recorded in Liber 8086, Page 642, Oakland County Records and re-recorded in Liber 8132, Page 218, Oakland County Records, said easement being described as an expanse of space located in the City of Southfield, County of Oakland, State of Michigan, the centerline of which is described as follows: the centerline of a 150.00 foot wide expanse of space whose horizontal plane is defined as follows: Commencing at the East 1/4 corner of Section 22, Town 1 North, Range 10 East, City of Southfield, Oakland County, Michigan; thence along the East line of said Section 22, due North a distance of 1060.94 feet; thence South 87 degrees 00 minutes 00 seconds West 822.48 feet; thence North 03 degrees 00 minutes 00 seconds West 288.81 feet; thence along a curve to the right, a distance of 49.74 feet, radius of 950.00 feet, chord bearing of North 01 degree 30 minutes 00 seconds West 49.74 feet; thence due North 72.27 feet to the Point of Beginning; thence North 89 degrees 59 minutes 48 seconds West 100.00 feet to the Point of Ending and whose vertical plane is defined as lying above elevation 692.00 feet from mean sea level, as established by the United States Coast and Geodetic Survey, along with a 10.00 foot wide easement for supporting columns centered on the 100.00 foot width and running in a North-South direction the full 150.00 foot long length, said easement to run below the plane of 692.00 elevation to sufficient depths to adequately support the structure above.
Parking Easement:
Easement for parking as created, limited and defined in Declaration of Easement recorded in Liber 8326, Page 803, Oakland County Records.
Tax Parcel #76-24-22-276-018, commonly known as 26533 Evergreen Road, Southfield, Michigan 48076
EXHIBIT “L”
List of Exclusivities

As of the date hereof, Landlord is bound to comply with the following exclusivity provisions pursuant to leases with other tenants at the Building:

1.	Signs containing the names of the following entities shall not be permitted on the exterior of the Building or inside the lobby of the Building:

a.	Acxiom

b.	Aspen

c.	Chrome

d.	Cross Sell Inc.

e.	CSM

f.	Edmunds

g.	Experian

h.	Global Insight

i.	Harte-Hanks

j.	Maritz

k.	JATO

l.	J.D. Power

m.	Peak Performance

n.	Reynolds & Reynolds

o.	Soler

p.	SRC

q.	Urban Science, and

r.	Ward’s

1